UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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IMAX CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAX Corporation

2525 Speakman Drive

Mississauga, Ontario, Canada, L5K 1B1

Dear Shareholders:	April 10, 2014

The continued growth in the IMAX business demonstrates the strong consumer appetite globally for the immersive IMAX® Experience. At the end of fiscal 2013, our network consisted of 837 theaters spanning 57 countries. We signed deals for a record 277 theaters across 31 countries in 2013, resulting in a backlog exceeding 400 theaters, which is the largest in company history.

Our success stems from our commitment to offer our customers the best, most distinguished cinema-going experience in the world. The Company’s long-term focus continues to revolve around driving both innovation and differentiation in the cinema space; whether it be developing a world-class laser projection system, improving our state of the art sound system, or bringing the brand into the home. Our passion for differentiation and drive to enhance every facet of our platform has been acknowledged by our partners around the world, including theater exhibitors, film studios, filmmakers and ultimately, consumers. Our passion has facilitated growth and awareness of the IMAX brand on a global level.

I have been writing these letters for a number of years and, for the first time ever, our international box office exceeded that of our domestic box office. That coupled with the fact that 90% of our backlog is slated for international markets has required us to think and operate more globally. For example, our increased international presence has driven us to be more global in selecting our portfolio of films each year. We are now tailoring our film selection based on cultural preferences, and release dates throughout the world. We released 8 local language films in 2013 across 5 countries, and our most recent local language film, Monkey King, broke the opening day record for an IMAX film in China. While tent-pole Hollywood titles continue to be synonymous with IMAX, I believe the company can benefit tremendously from working with studios and filmmakers not just in Hollywood, but across the world. For these reasons, a key initiative for the company in 2014 is to think and operate more globally.

China was clearly a big focus for the Company in 2013 as demonstrated by the 161 theater signings that occurred in the year. At the end of the year we had 150 commercial theaters operating in the Greater China region, with an additional 237 in backlog. Looking at the broader market, China finished 2013 with roughly 18,000 screens and a year-end box office total of $3.6 billion, up 27% from 2012. Considering China’s screen count is half of that of the United States, with a population about 4 times its size, it is safe to assume that there is ample room for growth in that market. Moreover, supportive regulatory policies, such as an increase in the foreign-film quota in 2012 and government support for the cinema industry, has resulted in an increase in both Hollywood movies being played in the country as well as an increase in domestic movie production. We expect these trends to continue and believe IMAX is well positioned to continue to grow with the broader market.

Much of the success we have had in China can be attributed to our ongoing efforts to build local partnerships and create win-win opportunities for us and our Chinese partners, such as Wanda, TCL, local studios, and most recently, China Media Capital and FountainVest, to whom we have sold a 20% stake in our IMAX China business. The recent transaction with China Media Capital and FountainVest introduces Chinese ownership into our IMAX China business that we believe will further strengthen our political and industry relationships in the country as well as help pave the way for a potential IPO of the China business in the future. These investors bring a wealth of knowledge and experience and we are very excited to bring them into the IMAX family. We will continue to pursue local partners with interests aligned with IMAX. For it is these partnerships, coupled with a cutting edge product, that has facilitated the tremendous growth we have seen in China over the last several years.

While China represents an important growth area for IMAX, we operate in 56 additional countries, all of which present unique opportunities for the Company. For instance, we installed our first theater in Germany, at the iconic Potsdamer Platz in Berlin, which is turning out to be quite successful. We also installed an IMAX system at the TCL Chinese Theatre on Hollywood Blvd, arguably the most famous cinema venue in the world. We have already hosted a number of premieres at this theater, including the re-release of The Wizard of Oz in September 2013, an event that garnered attention from around the world and helped further strengthen our brand. Although I would love to highlight every iconic location we have become a part of, there are just too many to name. The Company also installed its first screens in Switzerland, South Africa, and Jordan and signed deals in many other new countries. Penetrating new territories is very exciting for us, as these locations can act as reference theaters and often lead to more theaters down the road as the brand proves its inherent value. We remain in discussions with exhibitors around the world.

In addition to our focus on commercial theater network growth, we have also started to look at new business ventures that are aligned with our core capabilities and that could deliver growth for the business over the long-term. To that end, in October 2013, we announced the formation of a Joint Venture with TCL, one of the largest electronics manufacturers in China, to develop a premium home theater product. Our intention is to develop a cutting edge, end-to-end home offering with the quality and differentiation for which IMAX has become known. As part of our home theater offering, we also intend to provide content through our partnership with Prima, who delivers movies day-and-date to the home. We plan on initially rolling out our home theater product first in China, the Middle East and Russia, followed by the rest of the world.

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2013 Financial Performance

Our financial results for the full year of 2013 demonstrated the inherent leverage in our business model and the benefits of a global film portfolio that is tailored to the diverse cultural preferences of, and the specific film release dates in, the countries in which IMAX theaters operate.

•	Full year 2013 box office of $727 million, a 17% increase over 2012
•	Adjusted EBITDA of $113.2 million was up 6% over 2012 (1)
•	Global per screen average of $1.15 million is in line with 2012 and in the same range over the last 5 years, (excluding 2010, which had a higher PSA as a result of Avatar)

2013 Network Growth and Penetration

During 2013, we continued to penetrate markets around the world, further establishing IMAX’s global presence.

•	IMAX signed deals for 277 theaters across 31 countries, 246 of which were for new systems
•	Backlog of 407 theaters, 384 of which are for new systems, the largest in Company history
•	The Company installed 110 new commercial systems, bringing total commercial network to 701 theaters

Fiscal year 2013 was a pivotal year for IMAX in every sense of the word. We added 112 new theaters, while signing deals for 277 systems. Our backlog, which is ultimately our pipeline for future growth, is the largest in the Company’s 45 year history. Understanding network growth is only as valuable as the box office it generates, I would like to point out our per screen averages. In 2009, our commercial network consisted of 288 theaters resulting in a year-end global per screen average of roughly $1.2 million. Four years later, our network has grown by over 143%, yet we have been able to maintain a consistent per screen average in the neighborhood of $1.1 to $1.2 million, a success I can attribute to our global portfolio approach to our movies and the differentiated experience an IMAX film delivers.

By continually improving and monitoring every aspect of our end-to-end solution, we have been able to preserve the consumer’s desire for The IMAX Experience®. IMAX is not just about a big screen. Everything from the screen to the projectors, the sound, the theater geometry and the film itself is proprietary. The performance of every theater in every country is monitored 24/7 by our Network Operations Center (NOC), to ensure we maintain the highest quality experience for our viewers. We digitally re-master all of our films, we work with the most prestigious filmmakers in the world, and in some cases, are involved in the film capture stages. When you take a step back and look at everything we are doing, I think it is clear why we have been able to grow at the rate we have, and why our customers keep coming back. IMAX is the only end-to-end solution in the market today and the experience it provides is something special and different, and that is where we focus our attention.

As I mentioned, IMAX is constantly growing, not just from a network perspective, but also a technology perspective. We are on schedule to roll out our world-class laser projection system, at the end of 2014, which will include an upgraded sound system as well. The added brightness and contrast is truly something special and I believe our customers and partners will agree. It will offer not only a heightened experience in our largest auditoriums, but will complete our transition from a film to digital world.

I would also like to point out the tremendous partnerships we have built and maintained with exhibitors, studios, filmmakers, and investors around the world. We view every relationship and every customer, as a long-term partnership. We are in this business together and when one of us succeeds, we all succeed. It is this philosophy that has facilitated our growth and keeps our partners in the IMAX business. I want to thank these partners for their ongoing support and belief in our brand.

There are so many exciting endeavors going on at IMAX right now that it is difficult to highlight them all. I owe tremendous thanks to the persistent commitment of our employees who have made all of this possible. I am incredibly lucky to work alongside so much talent and seeing the passion for excellence that exists within this Company is motivating.

On behalf of the Company, I also want to thank our shareholders for their continued support, and we look forward to the years ahead.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

(1) For a reconciliation of adjusted net income to reported net income and for the definition of adjusted free cash flow, please see “Non-GAAP Financial Measures” on page 43 of the attached proxy circular.

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IMAX Corporation 2525 Speakman Drive Mississauga, Ontario, Canada, L5K 1B1	PRELIMINARY COPY Definitive Copies are intended to be released to security holders on April 22, 2014.

NOTICE of ANNUAL and SPECIAL MEETING of SHAREHOLDERS

to be held on

Monday, June 2, 2014

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”) will be held at [location] New York, NY [zip], on Monday, June 2, 2014, at 2:00 p.m. (Eastern Time) (the “Special Meeting”), for the following purposes:

(1)	to receive the consolidated financial statements for the fiscal year ended December 31, 2013 together with the auditors’ report thereon;

(2)	to elect the 10 individuals nominated to serve as directors until the close of the next annual meeting of shareholders or until their successors are elected or appointed;

(3)	to appoint auditors and authorize the directors to fix the auditors’ remuneration;

(4)	to confirm certain amendments to By-law No. 1 of the Company; and

(5)	to transact such other business as may properly be brought before the Special Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy circular and proxy statement accompanying this Notice of Annual and Special Meeting of Shareholders.

Only shareholders of record as of the close of business April 4, 2014, are entitled to notice of and to vote at the Special Meeting.

By Order of the Board of Directors,

/s/ G. Mary Ruby

G. MARY RUBY

Chief Administrative Officer

& Corporate Secretary

Mississauga, Ontario

April 10, 2014

YOUR VOTE IS IMPORTANT. Shareholders who are unable to attend the Special Meeting in person are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Stock and Bond Transfer Dept., 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Corporate Headquarters of the Company noted above on or before 2:00 p.m. (Eastern Time) on Thursday, May 29, 2014. Shareholders may also vote by following the instructions for voting by telephone or over the internet in the accompanying proxy circular.

Preliminary Copy

Definitive Copies are intended to be released to security holders on April 22, 2014

Proxy Circular

and

Proxy Statement

IMAX CORPORATION

2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1

tel: 905-403-6500 fax: 905-403-6540

www.IMAX.com

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NON-GAAP FINANCIAL MEASURES	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	46
REPORT OF THE AUDIT COMMITTEE	46
AVAILABLE INFORMATION	46
APPROVAL BY BOARD OF DIRECTORS	46
APPENDIX “A”	A-1

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IMAX Corporation

2525 Speakman Drive

Mississauga, Ontario, Canada, L5K 1B1

GENERAL INFORMATION

This proxy circular and proxy statement (the “Circular”) is furnished in connection with the solicitation by the management of the Company of proxies to be used at the Annual and Special Meeting of Shareholders of IMAX Corporation (the “Company”), which will be held at [location] New York, NY [zip], on Monday, June 2, 2014 at 2:00 p.m. (Eastern Time) (the “Special Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual and Special Meeting, the definitive proxy circular and proxy statement and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 22, 2014 to holders of the Company’s common shares (the “Common Shares”).

Important Notice Regarding the Availability of Proxy Materials for the Annual & Special Meeting to be held on June 2, 2014

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to the Company’s proxy materials by sending you this full set of proxy materials, including a form of proxy or voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Special Meeting. The definitive proxy materials will be available on the internet at https://www.imax.com/corporate/investors/shareholder-meeting.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who can Vote

The Board of Directors has fixed April 4, 2014 as the record date for the Special Meeting. Each Common Share entitles the holder to one vote on all matters presented at the Special Meeting. As of April 4, 2014, the Company had 68,173,167 Common Shares issued and outstanding. You are entitled to vote at the Special Meeting if you were a holder of record of Common Shares as of the close of business on April 4, 2014. You are entitled to one vote on each proposal for each Common Share you held on the record date. Your Common Shares may be voted at the Special Meeting only if you are present in person or your Common Shares are represented by a valid proxy.

Difference between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name, you are considered the shareholder of record with respect to those Common Shares.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name”. Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders”.

VOTING BY SHAREHOLDERS OF RECORD

The following instructions are for shareholders of record only. If you are a beneficial holder (your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See description in “Voting by Beneficial Holders” on page 3.

Voting in Person

Shareholders of record may vote by attending the Special Meeting and voting the Common Shares registered in their name on resolutions put before the Special Meeting. If you are a shareholder of record who will attend and vote in person at the Special Meeting, you do not need to complete or return the Form of Proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the Special Meeting.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Special Meeting in person, you may vote by proxy. There are three ways to vote by proxy:

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the preaddressed envelope provided to you, to Computershare, no later than 2:00 p.m. (Eastern Time) on Thursday, May 29, 2014, or on the second last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll free number shown on the Form of Proxy no later than 2:00 p.m. (Eastern Time) on Thursday, May 29, 2014, or on the second last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and access number provided on the Form of Proxy.

Internet – You may vote over the internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and access number provided on the Form of Proxy. Detailed voting instructions will then be provided via the internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the internet at any time before 2:00 p.m. (Eastern Time) on Thursday, May 29, 2014, or on the second last business day prior to any postponed or adjourned meeting.

The internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by the shareholder. Also, please be aware that the Company is not involved in the operation of the internet voting procedure and cannot take responsibility for any access or internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Special Meeting and cast votes on behalf of a shareholder of record at the Special Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Special Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy or any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Special Meeting.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Special Meeting, including any continuation of the Special Meeting if it is adjourned.

How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST, WITHHOLD, or ABSTAIN), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is equivalent to voting “ABSTAIN”, and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual and Special Meeting, and with respect to any other matter which may properly come before the Special Meeting. As of the date of this Circular, the management of the Company is not aware of any such amendment, variation or other matter proposed or likely to come before the Special Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Special Meeting, your proxyholder can generally vote your Common Shares as he or she sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as he or she sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Special Meeting as follows:

•	FOR the election of the nominees named in this Circular as directors;

•	FOR the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the directors to fix the auditors’ remuneration; and

•	FOR the confirmation of amendments to By-Law No. 1 of the Company.

For more information about these matters, please see “Item No. 1—Election of Directors” on page 6, “Item No. 2—Appointment of Auditors” on page 11, and “Item No. 3—Confirmation of Amendments to By-Law No. 1” on page 11.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the Special Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing at: (i) the registered office of the Company, IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary, at any time up to and including 2:00 p.m., (Eastern Time), on the last business day prior to the date of the Special Meeting or any adjournment or postponement thereof; or (ii) with the chairman of the Special Meeting on the day of the Special Meeting or at any adjournment or postponement thereof; or (iii) in any other manner permitted by law, including attending the Special Meeting in person. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in person at the Special Meeting.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;

•	the proxy contains comments clearly intended for management; or

•	it is necessary to determine a proxy’s validity or to enable management and/or the Board of Directors to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While management intends to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by directors, officers or employees of the Company. Directors, officers and employees will not receive any additional compensation for such activity. The Company will, upon request, pay brokers and certain other persons who hold the Company’s Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of the Company’s Common Shares. The cost of solicitation will be borne by the Company. While the Company has not chosen to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should the Company decide to do so, it will bear all costs of such solicitation.

VOTING BY BENEFICIAL HOLDERS

Copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares through your intermediary by following the instructions your intermediary provides you with or at the Special Meeting. As a beneficial holder, while you are invited to attend the Special Meeting, you will not be entitled to vote at the Special Meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person

A beneficial holder who receives a Voting Instruction Form and who wishes to attend and vote at the Special Meeting in person (or have another person attend and vote on his or her behalf), should strike out the appointees named in the Voting Instruction Form and insert his or her name (or such other person’s name) in the blank space provided and follow the corresponding instructions provided by the intermediary.

Voting through an Intermediary

Through an Intermediary – As a beneficial holder, you will be given a Voting Instruction Form by your intermediary which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial shareholder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

        Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the preaddressed envelope provided to you for receipt by no later than 10:00 a.m. (Eastern Time) on May 28, 2014 or on the third last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll free number shown on the Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on May 28, 2014, or on the third last business day prior to any postponed or adjourned meeting. Please refer to the 12 digit control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, whom we have retained to manage beneficial holder internet voting, you may vote over the internet by following the login and voting instructions on your Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on May 28, 2014 or on the third last business day prior to any postponed or adjourned meeting. Please refer to the 12 digit control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. The Company will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 110 East 59th Street, Suite 2100, New York, New York, U.S.A. 10022, Attention: Investor Relations at 212-821-0100. If you want to receive separate copies of the Circular and the annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a U.S. beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your Common Shares as being present at the Special Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as he or she sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors. However, your proxyholder does not have discretionary authority to vote on the election of the nominees named in this Circular as directors, on the confirmation of amendments to By-Law No. 1, or with respect to other matters which may properly be brought before the Special Meeting, if your proxy does not specify how you intend to vote on any particular matter. Accordingly, if you are a U.S. beneficial holder it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares.

VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2014 ANNUAL & SPECIAL MEETING

Matter	Vote Required	Broker Discretionary Voting Allowed
Election of Nominees for the Board of Directors	Majority of Votes Cast at the Special Meeting	No
Appointment of PricewaterhouseCoopers LLP	Majority of Votes Cast at the Special Meeting	Yes
Confirmation of Amendments to By-Law No. 1	Majority of Votes Cast at the Special Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Special Meeting requires a quorum, which for the purposes of the Special Meeting means:

•	at least two persons personally present, each being a shareholder entitled to vote at the Special Meeting or a duly appointed proxyholder for a shareholder; and

•	persons owning or representing by proxy not less than 33 1/3% of the total number of Common Shares entitled to vote at the Special Meeting.

As of April 4, 2014, the Company had 68,173,167 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of the shareholders of the Company.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2015 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by the Company’s shareholders at the Company’s 2015 annual meeting of shareholders, he or she must send his or her proposal to the Corporate Headquarters of the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The Company may omit the proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law and U.S. securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by December 23, 2014.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so by sending a written communication to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, addressed to the Board of Directors or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board of Directors.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

The Company is not aware of any persons who as of April 4, 2014 beneficially owned or exercised control or direction over more than 5% of the Company’s Common Shares other than:

Name and Address of Beneficial Owner of Common Shares	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Outstanding Common Shares
Douglas Group	9,236,447	(1)	13.5%
Kevin and Michelle Douglas
James E. Douglas, III
K&M Douglas Trust
Douglas Family Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
KGD 2012 Trust
MMD 2012 Trust
KGD 2010 Annuity Trust III
MMD 2010 Annuity Trust III
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939
Wellington Management Company, LLP	6,824,530	(2)	10.0%
280 Congress Street, Boston, MA 02210
Connor, Clark & Lunn Investment Management Ltd.	3,810,081	(3)	5.6%
2200-1111 West Georgia Street, Vancouver, BC, Canada, V6E 4M3
Tremblant Capital Group	3,592,284	(4)	5.3%
767 Fifth Avenue, New York, NY 10153
Frontier Capital Management Co., LLC	3,554,735	(5)	5.2%
99 Summer Street, Boston, MA 02110

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 68,173,167 Common Shares outstanding as of April 4, 2014.

(1)	Based solely on information reported in an amended Schedule 13G filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust and James Douglas & Jean Douglas Irrevocable Descendants’ Trust on February 14, 2013, with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 6,448,161 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,801,068 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 2,584,441 Common Shares. Kevin Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the KGD 2012 Trust. Michelle Douglas may be deemed to have shared voting/dispositive power over the 62,652 shares held by MMD 2012 Trust. Kevin Douglas has shared dispositive power with respect to 9,173,795 Common Shares. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III and 1,801,989 Common Shares held by the Douglas Family Trust.
(2)	Based solely on information reported in Amendment No. 1 to the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on March 10, 2014 with the SEC. As reported in such filing, Wellington has shared voting power over 4,674,382 Common Shares. Wellington has shared dispositive power with respect to 6,824,530 Common Shares. Wellington does not hold sole voting / dispositive power with respect to any Common Shares. Wellington, in its capacity as investment adviser, may be deemed to beneficially own 6,824,530 Common Shares which are held of record by clients of Wellington.
(3)	Based solely on information reported in a Schedule 13G filed by Connor, Clark & Lunn Investment Management Ltd. (“Connor Clark & Lunn”) on February 14, 2014 with the SEC. As reported in such filing, Connor, Clark & Lunn has sole voting power over 3,345,168 Common Shares and sole dispositive power with respect to 3,810,081 Common Shares. Connor, Clark & Lunn does not hold shared voting / dispositive power with respect to any Common Shares.
(4)	Based solely on information reported in a Schedule 13G filed by Tremblant Capital Group (“Tremblant”) on March 14, 2014 with the SEC. As reported in such filing, Tremblant has sole voting / dispositive power over 3,592,284 Common Shares. Tremblant does not hold shared voting / dispositive power with respect to any Common Shares. The securities are owned by advisory clients of Tremblant Capital Group, none of which own more than 5% of the class.
(5)	Based solely on information reported in a Schedule 13G/A filed by Frontier Capital Management Co., LLC (“Frontier”) on February 14, 2014 with the SEC. As reported in such filing, Frontier has sole voting over 2,339,780 Common Shares and sole dispositive power over 3,554,735 Common Shares. Frontier does not hold shared voting/dispositive power with respect to any Common Shares.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Special Meeting the consolidated financial statements for the fiscal year ended December 31, 2013 and the auditors’ report thereon. A copy of these financial statements and the auditors’ report is included in the Annual Report on Form 10-K, which is being mailed to the Company’s shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2014 ANNUAL AND SPECIAL MEETING

Board of Directors’ Recommendations for your Vote

The following is a summary of matters to be considered at the Special Meeting together with the Board of Directors’ unanimous recommendations for your votes.

Item No.	Board Recommendation
1. Election of the Ten Nominees as Directors	FOR
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3. Confirmation of Amendments to By-Law No. 1	FOR

Item No. 1—ELECTION OF DIRECTORS

The Company’s articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. Currently, the Board of Directors has fixed the number of directors at ten.

The Board of Directors is currently composed of Neil S. Braun, Eric A. Demirian, Richard L. Gelfond, Garth M. Girvan, David W. Leebron, Michael MacMillan, Michael Lynne, I. Martin Pompadur, Marc A. Utay, and Bradley J. Wechsler. The term of each director will expire at the Special Meeting.

In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office.

Majority Voting Policy

The Company is a Canadian corporation. Under securities and corporate laws in Canada, voting for directors by shareholders of a public corporation is based on “plurality voting”, allowing for the election of directors on an individual basis or by slate. Shareholders of the Company elect directors individually using plurality voting. Plurality voting allows a shareholder to vote “for” a director nominee or “withhold” his or her vote. To be elected, a majority of the votes cast must be in favor of the election of each nominee. “Withheld” votes are not counted as votes cast. The Company has not adopted a majority voting policy for director elections at uncontested meetings. The Board of Directors believes that a majority voting policy is unsuitable for the Company given its structure, size and needs and could put the Company at risk of losing directors with particular experience or expertise. It is important that the members of the Board of Directors have complementary skills so that the Board of Directors as a whole functions well. It is also important to avoid the risk of votes being withheld by shareholders for political or other reasons not related to the discharge of duties by the individual directors. For these reasons, the Company believes that “plurality voting” promotes a process pursuant to which independent Board members perform a serious analysis of the needs of the Company and the best candidates to act as directors.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2015 annual meeting of shareholders should communicate with the Company’s Corporate Secretary at the Company’s corporate office, see description in “Nomination Process” on page 40.

At the Special Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a majority of the votes cast at the Special Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion unless the shareholder has specified in the Form of Proxy that such shareholder’s Common Shares are to be withheld from voting on the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to the Company that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2015 annual meeting of shareholders, until his successor is elected or appointed; or until the date of his resignation or termination.

The following table lists certain information concerning the persons to be nominated for election to the Board of Directors of the Company.

	Nominees for Election as Directors for the Term Expiring in 2015	Current Position with the Company

Richard L. Gelfond

Richard L. Gelfond, 58, New York, New York, U.S.A.

Mr. Gelfond assumed the role of sole Chief Executive Officer of the Company in April 2009. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. Mr. Gelfond is a member of the board of directors of the Atlantic Counsel. He is also a Member of the Motion Picture Academy of Arts & Science. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key skills and experience

Mr. Gelfond’s long service as Chief Executive Officer of the Company (formerly Co-Chief Executive Officer), as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his relationships with studios, exhibitors and senior management with the Company, are valuable assets to the Board.

Director and Chief Executive Officer

Bradley J. Wechsler

Bradley J. Wechsler, 62, New York, New York, U.S.A.

Bradley J. Wechsler assumed the role of sole Chairman of the Company’s Board of Directors in April 2009. Mr. Wechsler served as Co-Chief Executive Officer of the Company with Mr. Gelfond from May 1996 to March 2009. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company and served as Co-Chairman with Mr. Gelfond from June 1999 to March 2009. Mr. Wechsler serves on the boards of Math for America, the Ethical Culture Fieldston Schools, Apollo Investment Corporation and Assay Healthcare Solutions. Mr. Wechsler also serves on the board of the NYU Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler is a Member of the Motion Picture Academy of Arts & Science.

Key skills and experience

Mr. Wechsler’s long service as Co-Chief Executive Officer of the Company, as well as his financial, legal and capital markets expertise, combined with his extensive knowledge of the business and operations of the Company are valuable assets to the Board. In addition, Mr. Wechsler brings particular expertise in board leadership and governance given his long service as Co-Chairman and Chairman of the Board.

Chairman of the Board of Directors

Neil S. Braun

Neil S. Braun, 61, New York, New York, U.S.A.

Neil S. Braun has been a director of the Company since June 2003 and is the Dean of Pace University’s Lubin School of Business and a member of the University Operating Committee. Mr. Braun held the position of Chief Executive Officer of The Carbon Neutral Company from 2008 to June 2010 and Chairman & Chief Executive Officer of The GreenLife Organization from 2007 to 2008. Mr. Braun held the position of President, Distribution & Marketing of Starz Media after it acquired IDT Entertainment in August 2006, President, Feature Films and Television of IDT Entertainment from 2005 to 2007 and the President of Vanguard Animation, LLC from 2001 to 2005. He was the President of Vast Video Inc. prior to this and was President of iCast Corporation a wholly-owned subsidiary of CMGI, Inc. during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network. Mr. Braun also sits on the Share our Strength and Westhampton Beach Performing Arts Center boards of directors, both non-profit organizations. He serves as the Chairman of the Audit Committee of Share our Strength and is the President of the Board of Directors of the Westhampton Beach Performing Arts Center. Prior to 1994, Mr. Braun was the Chairman and CEO of Viacom Entertainment, the COO of Imagine Films Entertainment and Senior Vice President of Home Box Office Inc. Mr. Braun has received his Certificate of Director Education through the National Association of Corporate Directors and is a member of KPMG Audit Committee Institute. Mr. Braun is a former director of the GreenLife Organization (2007-2008) and The Carbon Neutral Company (2008-2010). Mr. Braun is a member of the Company’s Audit and Governance Committees.

Key skills and experience

Mr. Braun’s experience as a senior executive of a number of entertainment, technology and other companies as well as his current role as business school dean allows him to provide valuable insight into issues and opportunities facing the Company and has given him financial expertise which is valuable to the Audit Committee. As dean, Mr. Braun developed a certification program for regulatory compliance and created a Center for Excellence in Financial Reporting headed by ex-FASB Chair Leslie Seidman.

Director

Eric A. Demirian

Eric A. Demirian, 55, Toronto, Ontario, Canada

Eric Demirian has been a director of the Company since September 2010. Mr. Demirian has, since 2003, been President of Parklea Capital Inc., a boutique financial advisory and strategy firm and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital he held the position of Executive Vice President of Group Telecom from 2000 to 2003. Mr. Demirian’s previous positions include, Partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983-2000) and Internal Auditor at the Ontario Lottery and Gaming Corporation (1980-1983). Mr. Demirian serves on the boards of Descartes Systems Group, Enghouse Systems Ltd. and Redline Communications Inc. Mr. Demirian is a former director and Chair of the Audit Committee of Leisure Canada Inc. (2010–2011), Menu Foods Income Fund (2005-2010) and Keystone North America Inc. (2007–2010). Mr. Demirian is a member of the Advisory Council for the Ted Rogers School of Management at Ryerson University. He is a Chartered Professional Accountant, a Chartered Accountant and a Certified General Accountant. Mr. Demirian serves as Chairman of the Audit Committee of the Company and is a member of the Company’s Compensation Committee. Mr. Demirian is a Canadian citizen.

Key skills and experience

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience make him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian serves as the Chair of the Audit Committee and meets the SEC definition of an Audit Committee financial expert.

Director

Garth M. Girvan

Garth M. Girvan, 64, Toronto, Ontario, Canada

Garth M. Girvan has been a director of the Company since March 1994 and is a partner of McCarthy Tétrault LLP, one of Canada’s largest law firms. Mr. Girvan is also a director of Entertainment One Ltd. Mr. Girvan is a member of the Company’s Governance Committee. Mr. Girvan is a former director of Corby Distilleries Limited (1998–2007). Mr. Girvan is a Canadian citizen.

Key skills and experience

Mr. Girvan brings to the Board his extensive background as legal counsel to public and private companies, including having provided recognized leadership in complex public and private equity and debt financings, which makes him well-suited to assist the Board in addressing the legal, financial and governance issues which it faces.

Director

David W. Leebron

David W. Leebron, 59, Houston, Texas, U.S.A.

David Leebron has been a director of the Company since September 2003 and has been the President of Rice University since July 1, 2004. Prior to July 1, 2004, Mr. Leebron held the position of Dean and Lucy G. Moses Professor of Law at Columbia University School of Law since 1996 and Professor of Law since 1989. Mr. Leebron is on the Council on Foreign Relations, and on the board of the Greater Houston Partnership and the executive committee of the National Collegiate Athletic Association (NCAA). Mr. Leebron serves as Chairman of the Governance Committee of the Company and is a member of the Company’s Audit Committee.

Key skills and experience

Mr. Leebron brings his broad legal experience, leadership and management skills as President of Rice University and former Dean of Columbia Law School to the Board which makes him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues facing the Board.

Director

Michael Lynne

Michael Lynne, 72, New York, New York, U.S.A.

Michael Lynne was appointed a director of the Company in July 2013. He is a Principal of Unique Features LLC, a film and television production company. Prior to the launch of Unique Features, Mr. Lynne was Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation and was an Executive Producer of New Line’s historically successful The Lord of the Rings trilogy. Mr. Lynne is also on the boards of the Museum of Modern Art and Citymeals-on-Wheels and chairs the Museum Committee of Guild Hall of East Hampton. Mr. Lynne is a member of the Board of Visitors of Columbia Law School and is a long-time trustee of the Brooklyn College Foundation. He has also been a member of the board of the publicly traded REIT, Vornado Realty Trust, since 2005 and serves as chair of the compensation committee. Mr. Lynne also served as the Time Warner, Inc. representative on the Time Warner Cable Board from 2006 until 2008 and chaired their Compensation Committee. Mr. Lynne is a member of the New York Bar.

Key skills and experience

Mr. Lynne’s experience as a senior executive of a number of entertainment and film production companies, as well as his extensive board experience, will bring valuable industry insight and expertise to the Board’s deliberations in these areas.

Director

Michael MacMillan

Michael MacMillan, 57, Toronto, Ontario, Canada

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian media company which he co-founded in 2011. Blue Ant has an ownership interest in eight Canadian specialty television channels, as well as digital media properties and magazines. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978 which acquired Alliance Communications in a reverse takeover in 1998 and the company subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he also co-founded, and serves as Chair of Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs. Mr. MacMillan is a director of Knowledge First Financial. Additionally, Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. He has additionally volunteered with numerous community and industry organizations over many years, and is currently involved with Open Roof Films, Human Rights Watch, Civix and the Toronto East General Hospital, amongst other organizations. Mr. MacMillan is a Canadian citizen.

Key skills and experience

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations give him a broad expertise, in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

Director

I. Martin Pompadur

I. Martin Pompadur, 78, New York, New York, U.S.A.

Martin Pompadur has been a director of the Company since September 2010. Mr. Pompadur is the Chairman of Metan Development Group (“Metan”). Metan was created to develop and distribute entertainment content for the Chinese market and also to develop and distribute entertainment content in China for global audiences. In June 1998, Mr. Pompadur joined News Corporation as Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe and a member of News Corporation’s Executive Management Committee. He was appointed Chairman of News Corp. Europe in January 2000, a position he held until 2008. Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies from 1982 to 2007 and has held executive positions at several other media companies including, American Broadcasting Companies, Inc. Mr. Pompadur is the principal owner of Montana Coffee, a wholesale coffee company in Russia. Mr. Pompadur serves on the board of Nexstar Broadcasting Group Inc. and Truli Media Group, Inc. He also is Global Vice Chairman Media and Entertainment, Macquarie Capital Advisors. Mr. Pompadur serves as Chairman of the Company’s Compensation Committee.

Key skills and experience

Mr. Pompadur brings to the Board his broad international perspective gained from many years of experience as a senior executive and board member of large media companies. Mr. Pompadur has extensive business experience in the United States, Russia and China, the Company’s biggest markets. Mr. Pompadur’s deep knowledge of business development and media strategy is a valuable addition to the Board.

Director

Marc A. Utay

Marc A. Utay, 54, New York, New York, U.S.A.

Marc A. Utay has been a director of the Company since May 1996 and has been the Managing Partner of Clarion Capital Partners, a private equity investment firm, since November 1999. Prior to joining Clarion, Mr. Utay was a Managing Director of Wasserstein Perella & Co. Inc. and a member of Wasserstein Perella’s Policy Committee. Mr. Utay was co-head of Wasserstein Perella’s Leveraged Finance, Retailing and Media, Telecommunication and Entertainment groups. Until December 2002, Mr. Utay was also a Senior Advisor to Dresdner Kleinwort Wasserstein. From 1992 to 2012, Mr. Utay was a director of P&F Industries, Inc. and served as P&F Industries Lead Independent Director from 2010 to 2012. Mr. Utay is a member of the Company’s Compensation Committee.

Key skills and experience

Mr. Utay is a seasoned entrepreneur who has more than 25 years of experience in investment banking and in direct investment in public and private companies and funds. He also brings particular expertise to the Board in the areas of financial planning, the capital markets and operating experience that strengthens the Board’s skill in those areas.

Director

Item No. 2—APPOINTMENT OF AUDITORS

At the Special Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as auditors of the Company to hold office until the close of the next annual meeting of shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Special Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

Representatives of PwC are expected to be present at the Special Meeting and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are the principal independent accountants of the Company. PwC has been the auditors of the Company for more than five years. The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by PwC during those periods.

Type of Fees	2013 ($)	2012 ($)	Description of Fees
Audit Fees	1,464,340	1,377,907	For professional services rendered by PwC in connection with the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K and of the Company’s internal control over financial reporting, the review of Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees	266,808	233,952	For professional services rendered by PwC in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2013, audit-related fees consisted primarily of consultation concerning financial accounting and reporting standards and procedures and review of regulatory matters.

Tax Fees	436,730	202,382	For professional services rendered by PwC in connection with tax compliance, tax advice, and tax planning. In 2013, tax fees consisted primarily of the tax advice related to the establishment of proper transfer pricing relationships and documentation for the Company’s China operations including indirect tax advice, and for the preparation of tax returns for certain of the Company’s foreign subsidiaries and partnerships, including related tax advice.

All other fees	413,836	Nil	For professional services rendered in connection with new business opportunities in China and elsewhere. PwC performed no services in 2012 other than services reported under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”.

Total	2,581,714	1,814,241

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee. Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees versus the budget to the extent that actual fees exceed budgeted fees by a set amount. The Audit Committee reviews all actual fees at year end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC to the extent that the fees involved exceed a set amount. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Item No. 3—CONFIRMATION OF AMENDMENTS TO BY-LAW NO. 1

At the Special Meeting, the shareholders will be asked to confirm the amendments to By-Law No. 1 of the Company by way of repeal and replacement.

Summary of Amendments

The Board of Directors has determined that it would be appropriate and in the best interests of the Company and its shareholders to implement a requirement for advance notice in connection with the election of directors and to amend the Company’s current by-laws to include advance notice provisions (“Advance Notice Provisions”). The following is a summary of the Advance Notice Provisions and is subject to the full text of the Advance Notice Provisions set forth in Appendix “A” attached to this Circular.

On April 9, 2014, the Board of Directors repealed By-Law No. 1 of the Company and adopted a new replacement By-Law No. 1. The amendments to By-Law No. 1 include Advance Notice Provisions, which provide for requirements regarding nominations of persons for election to the Board of Directors that are made by shareholders of the Company.

At the Special Meeting, the Company’s shareholders will be asked to confirm these amendments.

Purpose of the Advance Notice Provisions

        The purpose of the Advance Notice Provisions is to provide a fair and transparent procedure for nominating directors. The Advance Notice Provisions ensure that the Company and its shareholders will receive adequate prior notice of director nominations, as well as sufficient information regarding all of the nominees, by requiring shareholders to submit a notice of director nominations within a prescribed period of time in advance of a shareholder meeting at which directors are to be elected. This will provide the Board of Directors with the ability to evaluate the proposed nominees’ qualifications and suitability as directors, and respond as appropriate in the best interests of the Company. This will serve to facilitate an orderly and efficient meeting process.

Among other things, the Advance Notice Provisions set a deadline by which such shareholders must notify the Company in writing of an intention to nominate directors prior to any meeting of shareholders at which directors are to be elected, and sets forth the information that shareholders must include in the notice for it to be valid.

Effect of the Advance Notice Provisions

Subject to the Canada Business Corporations Act (“CBCA”), the Advance Notice Provisions provide that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company.

Nominations of persons for election to the Board of Directors may be made with respect to any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

1.	by or at the direction of the Board of Directors, including pursuant to a notice of meeting;

2.	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the CBCA, or a requisition of the shareholders made in accordance with the provisions of the CBCA; or

3.	by any person (a “Nominating Shareholder”):

a.	who, at the close of business on the date of the giving of the notice provided for below and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns Common Shares that are entitled to be voted at such meeting; and

b.	who complies with the notice procedures set forth below.

Timely Notice

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must be made:

1.	in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

2.	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

Nominee Information

To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Company must set forth the name, age, business address, residential address and principal employment of the proposed nominee, and the security holdings of the Company which are controlled or which are owned beneficially or of record by the person. In addition, the notice by the Nominating Shareholder must also disclose any other information relating to the proposed nominee as well as any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company, any other information relating to such Nominating Shareholder that would be required to be reported on an early warning report filed with the Ontario Securities Commission (the “OSC”) or on a Schedule 13D filed with the SEC, or made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the CBCA and applicable securities laws.

        The Company may require any proposed nominee to furnish such other information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions; provided, however, that nothing in the Advance Notice Provisions shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the CBCA.

The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

The Board of Directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

A complete copy of the proposed amendment to By-Law No. 1 incorporating the Advance Notice Provisions in the form adopted by the Board of Directors is attached as Appendix “A” to this Circular. A complete copy of the proposed amendments to By-Law No. 1, will be mailed, free of charge, to any holder of Common Shares upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

The confirmation of the amendments to By-Law No. 1 by way of repeal and replacement require the approval of shareholders by ordinary resolution, which requires that a majority of the votes cast at the Special Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the ordinary resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Special Meeting:

RESOLVED that the repeal and replacement of By-Law No. 1 of the Company with the amended By-Law No. 1 attached on Appendix “A” to the proxy circular of the Company dated April 22, 2014 is confirmed.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company as of April 10, 2014.

Name	Age	Position
Richard L. Gelfond	58	Chief Executive Officer & Director
Joseph Sparacio	54	Chief Financial Officer & Executive Vice President
Greg Foster	51	CEO, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation
Robert D. Lister	45	Chief Legal Officer & Chief Business Development Officer
Mark Welton	50	President, IMAX Theatres
Eileen Campbell	54	Chief Marketing Officer
David B. Keighley	65	Chief Quality Officer, Executive Vice President & President, IMAX Post / DKP Inc.
Brian Bonnick	57	Chief Technology Officer
Larry O’Reilly	51	Executive Vice President, Sales & President, Worldwide Sales
Andrew Cripps	54	Executive Vice President & President, Europe, Middle East and Africa
Carrie Lindzon-Jacobs	37	Executive Vice President, Human Resources
G. Mary Ruby	56	Chief Administrative Officer & Corporate Secretary
Jeffrey Vance	42	Senior Vice President, Finance & Controller

Richard L. Gelfond	Richard L. Gelfond assumed the role of sole Chief Executive Officer of the Company in April 2009. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. Mr. Gelfond is a member of the board of directors of the Atlantic Counsel. He is also a Member of the Motion Picture Academy of Arts & Science. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Joseph Sparacio	Joseph Sparacio joined the Company in May 2007 as Executive Vice President and was appointed Chief Financial Officer (“CFO”) in August 2007. Prior to joining the Company, Mr. Sparacio served as Senior Vice President and Chief Financial Officer for the programming company iN Demand L.L.C. from June 2002 until his employment with the Company. From 1998 to 2002, Mr. Sparacio served as Vice President of Finance and Controller for Loews Cineplex Entertainment Corporation. From 1994 to 1998, Mr. Sparacio served as Vice President, Finance and Controller of Loews Theater Management Corp., and from 1990 to 1994, he served as Controller. Prior to joining Loews, Mr. Sparacio spent eight years with Ernst & Young. Mr. Sparacio is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Greg Foster

Greg Foster joined the Company in March 2001 as President, Filmed Entertainment, and was appointed CEO, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation in July 2013. Mr. Foster held the position of Chairman & President, Filmed Entertainment from September 2004 to January 2013. In January 2013, Mr. Foster’s title changed to Chairman & President, IMAX Entertainment as a result of a change in the title of the Filmed Entertainment department. Prior to joining the Company, Mr. Foster was Executive Vice-President of Production at MGM/UA. Prior to that, Mr. Foster held other senior positions including Senior Vice-President of Motion Picture Marketing Research during his 15 years at MGM/UA. In 1999, Mr. Foster founded uMogul, a financial services company and held the position of Chairman, Co-Founder and President.

Robert D. Lister	Robert D. Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs & General Counsel, and was appointed Chief Legal Officer & Chief Business Development Officer in January 2012. Previous to that, Mr. Lister held the position of Senior Executive Vice President & General Counsel since December 2007 and has held various other positions within the Company including Executive Vice President, Business & Legal Affairs, Corporate Communications & General Counsel and Executive Vice President, Legal and Business Affairs & General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. Prior to that, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company, from 1996 to 1998. Mr. Lister is the Chairman of the board of directors of TCL-IMAX Entertainment Co., Ltd., a joint venture of TCL Corporation and the Company, and is a member of the board of directors of 3D Netco LLC, a joint venture of Sony, Discovery Communications, and the Company and of PRIMA Cinemas, an entertainment technology company in which the Company has a financial interest. Mr. Lister is a member of the New York State Bar Association.

Mark Welton	Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Theatres in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theatre Operation since April 2007 and has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theatre Operations; and Executive Vice President, Theatre Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman, Elliot from 1994 until his employment with the Company.

Eileen Campbell	Eileen Campbell joined the Company in July 2013 as Chief Marketing Officer. Prior to joining the Company, from 2007 to 2013 Ms. Campbell was the Global Chief Executive Officer for the brand building consulting agency, Millward Brown, and held various other executive positions at Millward Brown from 2000 – 2007. Prior to that, Ms. Campbell led Angus Reid Group’s market research and global expansion divisions. Ms. Campbell was employed at NFO Research from 1979 to 1996, most recently as Senior Vice President. Ms. Campbell is the former Chair of the Council of American Survey Research Organizations.

David B. Keighley	David B. Keighley joined the Company in February 1988 and was appointed Chief Quality Officer in October 2011. Mr. Keighley has held the position of Executive Vice President of the Company since July 2007 and Senior Vice President from 1997 to 2007. Mr. Keighley is President of IMAX Post/DKP Inc., a subsidiary of the Company. Mr. Keighley is responsible for motion picture and digital post-production and image quality assurance.

Brian Bonnick	Brian Bonnick joined the Company in January 1999 as Vice President, Research & Technology and was appointed Chief Technology Officer in October 2011. Previous to that, Mr. Bonnick held the position of Executive Vice President, Technology since June 2006 and held the position of Senior Vice President, Technology from August 2001 to June 2006. Prior to joining the Company, Mr. Bonnick was Vice President, Engineering and Operations for Electrohome Corporation. Prior to that, Mr. Bonnick was Vice President and General Manager at TSB International Inc., a telecommunications company. Mr. Bonnick is registered as a professional engineer by the Association of Professional Engineers of Ontario.

Larry O’Reilly	Larry O’Reilly joined the Company in March 1994 as Sales Manager, Film Distribution and was appointed Executive Vice President, Sales & President, Worldwide Sales in October 2011. Mr. O’Reilly held the position of Executive Vice President, Theatre Development from September 2004 to October 2011 and has held various other positions within the Company including Manager, Business Development, Film; Director, Strategic Partnerships; Director, Commercial Marketing: The Americas; Vice President, Sales, The Americas; and Senior Vice President, Theatre Development & Film Distribution.

Andrew Cripps	Andrew Cripps joined the Company in February 2012 as Executive Vice President and serves as President, Europe, Middle East and Africa (“EMEA”). Prior to joining the Company, Mr. Cripps was President, Paramount Pictures International from 2007 to 2012. Prior to that, Mr. Cripps held various positions at UIP, a joint venture distribution company between Paramount and Universal from 1986 to 2007 including President and COO; Vice-President, Sales, South East Asia; Senior Vice President, International Sales; and Executive Assistant to the General Manager, Japan. Mr. Cripps is a member of the British Academy of Film and Television Arts and the Academy of Motion Picture Arts and Sciences. Mr. Cripps was a member of the Operating Committee and the Compensation Committee of United International Pictures from January 2007 to December 2011.

Carrie Lindzon-Jacobs	Carrie Lindzon-Jacobs joined the Company in May 2011 as Senior Vice President, Human Resources and was appointed Executive Vice President, Human Resources in May 2012. Prior to joining the Company, Ms. Lindzon-Jacobs was Head of Human Resources and Organizational Development at Courtyard Group from 2007 to 2011. Prior to that, Ms. Lindzon-Jacobs held various positions at the Canadian Imperial Bank of Commerce (CIBC) from 2001 to 2007 including Head of Human Resources, Amicus (President’s Choice Financial Banking) and concurrently Director, Human Resources, International Retail and Wealth Management. Ms. Lindzon-Jacobs is a member of the Human Resources Professional Association.

G. Mary Ruby	G. Mary Ruby joined the Company in October 1987 as Associate General Counsel and was appointed Chief Administrative Officer & Corporate Secretary in March 2011. Previous to that, Ms. Ruby held the position of Executive Vice President, Corporate Services (Legal, Human Resources and Administration) & Corporate Secretary since January 2008 and has held various other positions within the Company including Senior Vice President, Human Resources and Administration; Senior Vice President, Legal Affairs & Corporate Secretary; and General Counsel of the Company. Ms. Ruby is also Deputy General Counsel and acts as Corporate Secretary to the Board of Directors. In November 2004, Ms. Ruby was appointed by the Company’s Audit Committee as Chief Compliance Officer, responsible for oversight of the Company’s Whistle Blower Program. Ms. Ruby is a member of the Ontario Bar Association.

Jeffrey Vance	Jeffrey Vance joined the Company in October 2004 as Manager, Business Operations and was appointed Senior Vice President, Finance and Controller in March 2011. Previous to that, Mr. Vance served as Vice President, Finance and Controller since February 2008 and has held various other positions within the Company including Co-Controller and Director, Finance and Treasurer. Prior to joining the Company, Mr. Vance was employed in the Audit and Business Advisory Division at Arthur Andersen LLP from 1994 to 2002, most recently as Audit Manager, and was the Assistant Director, Financial Administration at FedEx Trade Networks Transport and Brokerage (Canada) Inc. from 2002 to 2003 and Eastern Region Controller and Manager of Administration at Comstock Canada Ltd. from 2003 to 2004. Mr. Vance is a member of the Canadian Institute of Chartered Accountants.

2013 EQUITY COMPENSATION PLANS

The following table sets forth information regarding the Company’s Equity Compensation Plan as of December 31, 2013.

	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Stock Options ($/share)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,527,261		21.31	4,003,462
Equity compensation plans not approved by security holders	Nil		Nil	Nil

Total	6,527,261	(1)(2)	21.31	4,003,462	(2)

(1)	Represents 9.6% of 67,841,233 Common Shares outstanding as of December 31, 2013.
(2)	The aggregate number of (i) column a and (ii) column b is 10,530,723 Common Shares (SOP: 6,077,083 and LTIP 4,453,640, which represents 9.0% and 6.6%, respectively, of 67,841,233 Common Shares outstanding as of December 31, 2013).

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Shares as of April 4, 2014 or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all directors and the Named Executive Officers, individually; and (iii) all directors and officers as a group. The Company’s Named Executive Officers are the individuals who served during 2013 as Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers as of December 31, 2013 (collectively, the “Named Executive Officers”).

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days	Total	Percent of Outstanding Common Shares (2)
Richard L. Gelfond	165,625	(3)	1,401,285	1,566,910	2.3%
Bradley J. Wechsler	284,269	(4)	24,000	308,269	*
Neil S. Braun	9,756	(5)	24,000	33,756	*
Eric A. Demirian	3,217	(6)	34,108	37,325	*
Garth M. Girvan	77,058	(7)	65,584	142,642	*
David W. Leebron	30,648	(8)	77,163	107,811	*
Michael Lynne	4,289	(9)	0	4,289	*
Michael MacMillan	4,904	(10)	0	4,904	*
I. Martin Pompadur	4,756	(11)	34,108	38,864	*
Marc A. Utay	545,887	(12)	69,880	615,767	*
Joseph Sparacio	7,234	(13)	100,166	107,400	*
Greg Foster	26,000	(14)	600,000	626,000	*
Mark Welton	2,005	(15)	117,250	119,255	*
Larry O’Reilly	6,900	(16)	38,562	45,462	*

All directors and executives	1,194,745		3,164,224	4,358,969	6.1%

*	Less than 1%
(1)	Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to the Company.
(2)	The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 68,173,167 Common Shares outstanding as of April 4, 2014 adjusted for Common Shares issuable through the exercise of vested stock options held by such person, plus stock options and RSUs held by such person that vest within 60 days of that date.
(3)	Mr. Gelfond has sole voting and dispositive power with respect to 145,525 Common Shares and shared voting and dispositive power with respect to 20,100 Common Shares.
(4)	Mr. Wechsler has sole voting and dispositive power with respect to 94,769 Common Shares and shared voting and dispositive power with respect to 189,500 Common Shares.
(5)	Mr. Braun has sole voting and dispositive power with respect to 9,756 Common Shares.
(6)	Mr. Demirian has sole voting and dispositive power with respect to 3,217 Common Shares.
(7)	Mr. Girvan has sole voting and dispositive power with respect to 77,058 Common Shares.
(8)	Mr. Leebron has sole voting and dispositive power with respect to 29,348 Common Shares and shared voting and dispositive power with respect to 1,300 Common Shares.
(9)	Mr. Lynne has sole voting and dispositive power with respect to 4,289 Common Shares.
(10)	Mr. MacMillan has sole voting and dispositive power with respect to 4,904 Common Shares.
(11)	Mr. Pompadur has sole voting and dispositive power with respect to 4,756 Common Shares.

(12)	Mr. Utay has sole voting and dispositive power with respect to 545,857 Common Shares.
(13)	Mr. Sparacio has sole voting power with respect to 7,234 Common Shares.
(14)	Mr. Foster has sole voting and dispositive power with respect to 26,000 Common Shares.
(15)	Mr. Welton has sole voting and dispositive power with respect to 2,005 Common Shares.
(16)	Mr. O’Reilly has sole voting and dispositive power with respect to 6,900 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The Reporting Persons are also required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

During the fiscal year ended December 31, 2013, one report on Form 4 was not timely filed by I. Martin Pompadur relating to the acquisition of 4,756 Common Shares due to technical difficulties on the filing deadline date. Other than such report on Form 4, based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) received from, or written representations by, the Reporting Persons, in respect of the fiscal year ended December 31, 2013, the Company believes that all other such reports were timely filed by the Reporting Persons.

MANAGEMENT CEASE TRADE ORDER

On April 3, 2007, certain directors, senior officers and certain former employees were prohibited from trading in the securities of the Company pursuant to management cease trade orders issued by the OSC and certain other provincial securities regulators in connection with the delay in filing certain of the Company’s financial statements. All management cease trade orders were fully revoked on November 22, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of the compensation program for the Company’s Named Executive Officers and the rationale for the program elements and decisions for the fiscal year ended December 31, 2013. For 2013, the Company’s Named Executive Officers were:

•	Richard L. Gelfond, Chief Executive Officer (“CEO”);

•	Joseph Sparacio, Executive Vice President & Chief Financial Officer;

•	Greg Foster, Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment;

•	Mark Welton, President, IMAX Theatres; and

•	Larry O’Reilly, Executive Vice President, Sales, IMAX Corporation & President, World Wide Sales.

Compensation Philosophy and Objectives

The following principles have guided the Company in developing its compensation programs and in determining total compensation levels for the Company’s Named Executive Officers:

•	the Company must be prepared to compete with larger organizations with greater resources for executive talent, particularly in the competitive media and technology industries;

•	the Company’s compensation practices should take into account the dynamic nature of the Company’s business, its rapid rate of growth, global nature and diverse lines of business; and

•	the Company’s compensation programs should encourage the Company’s Named Executive Officers to increase long-term shareholder value in a manner that appropriately balances short-term growth objectives and does not create undue risk for the Company and its shareholders.

The Company’s compensation philosophy is to attract and retain key talent, to motivate performance and achievement, to promote a pay for performance culture and to reward superior performance. The objectives of the Company’s compensation program are to:

•	provide competitive total compensation packages that include short-term cash and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the Company’s Named Executive Officers for their relative individual contributions to the success of Company;

•	link executive compensation to the Company’s long-term strategic objectives; and

•	align Named Executive Officers’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership and shared risk among executives.

Based on the foregoing philosophy and objectives, the Company has structured its overall executive compensation structure, which includes annual short-term cash and long-term equity cash compensation programs to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Summary of 2013 Performance and Results

The Company achieved a number of successes in 2013, with key highlights including the following:

•	a record 277 new theater systems signings across 31 countries, which is nearly double the number of 2012 signings, resulting in a historic high of 407 theater systems in backlog at year end;

•	112 new theater installs in 23 countries, resulting in 17% growth of the IMAX commercial theater network over the previous year;

•	the release of 29 Hollywood IMAX DMR® titles and 9 local language films in 49 separate international markets, generating over $727M in global box office revenues and representing a 17% increase year-over-year;

•	increased operational efficiency reflected in sales, general and administrative expenses growing only 3% in 2013, despite an increase in business activity;

•	significant new business initiatives in the area of in-home entertainment, including a joint venture with TCL Multimedia Technology Holding Limited and an investment in PRIMA Cinema Inc., and

•	progress penetrating under-saturated IMAX markets, including signing deals for 18 new theaters in Western Europe, 17 new theaters in Latin America and 1 new theater in India.

The Company believes that these achievements lay the groundwork for continued future success for the Company under the leadership of our Named Executive Officers.

In setting 2013 compensation, the Company took into account the increased size and global nature of the Company’s theater network and film slate, the Company’s continued expansion of its international operations, the increased level of business activity in 2013, progress in the development of new technology and products, and the pursuit of new business opportunities. Accordingly, the Company’s Named Executive Officers earned compensation for 2013 that was roughly equivalent to the target compensation opportunities established for each of them. This result is consistent with the intent and design of the Company’s variable pay programs, which link pay directly to Company performance.

Executive Compensation Process

Scope and Authority of the Compensation Committee

The Compensation Committee is currently composed of Messrs. Pompadur (Chairman), Demirian and Utay, all of whom fulfill the independence requirements of Section 303A of the NYSE Listed Company Manual and Section 1.2 of Canadian National Instrument 58-101. These rules provide that an independent director be a person other than an officer or employee of the Company or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director and sets forth specific categories of relationships that disqualify a director from being independent (any such director, an “Independent Director”).

The Compensation Committee operates under a written mandate, the Compensation Committee Charter, which was adopted by the Company’s Board of Directors. Pursuant to the Charter, the Compensation Committee’s responsibilities include (but are not limited to) the following:

•	preparing and approving the compensation package of the CEO;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and evaluating the performance of the CEO against these goals and objectives;

•	reviewing all new employment, consulting, retirement and severance arrangements for the CEO;

•	reviewing and approving, on an annual basis, the components and the amount of compensation paid to executive officers;

•	evaluating and making recommendations to the Board of Directors regarding the Company’s equity-based and incentive compensation plans, policies and programs; and

•	reviewing this Compensation Disclosure and Analysis and recommending to the Board of Directors its inclusion in this Circular.

Role of the Compensation Committee in Determining CEO Compensation

The Compensation Committee prepares and approves the compensation package of the CEO, including rendering decisions with respect to base salary, performance-based incentive compensation and long-term equity incentive compensation. In evaluating the CEO, the Compensation Committee will consider:

•	the CEO’s skill set, experience, historical performance and expected future contribution to the Company, and the impact on the Company if the CEO were to depart from employment with the Company;

•	actual and relative performance and contribution;

•	the level of total compensation for the Company’s other senior executives; and

•	as described below, pay information from other companies and published surveys and other public compensation disclosures as a general market reference.

Role of the Compensation Committee and the CEO in Other Executive Officer Compensation Decisions

The Board of Directors has determined that to best align executive compensation with shareholders’ interests and the Company’s business strategy, the CEO should make recommendations to the Compensation Committee with respect to the equity and non-equity compensation of other Named Executive Officers given his familiarity with the Company’s day-to-day operations and his insight into executive performance and what rewards and incentives are effective. Accordingly, each year, the CEO reviews the performance of each member of the executive team, including the Named Executive Officers (other than himself), in consultation with other supervising executives, and reaches certain conclusions and recommendations based on these reviews, including with respect to base salary, performance-based incentive compensation and long-term equity incentive compensation. In evaluating a Named Executive Officer, the CEO will consider the following:

•	an individual’s skill set, experience, historical performance and expected future contribution to the Company, and the impact on the Company if such individual would depart from employment with the Company;

•	actual and relative performance and contribution;

•	the level of total compensation for the Company’s other senior executives; and

•	as described below, pay information from other companies and in some cases, published surveys and other public compensation disclosures as a general market reference.

The Compensation Committee then reviews and determines whether to approve the components and amount of compensation recommended by management and the compensation packages are implemented by the Company. In the event that the compensation package involves a decision to grant an equity award, any such award must be approved by the Board of Directors or the Compensation Committee.

Role of Compensation Consultant

Under the Compensation Committee Charter, the Compensation Committee is empowered to retain compensation consultants to assist the Compensation Committee in evaluating executive officer compensation and awards to be granted pursuant to the Company’s long-term incentive plans. The Compensation Committee has the sole authority to retain and terminate compensation consultants and to review and approve such consultants’ fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external advisors as it deems appropriate to assist the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has the authority to request that any officer or employee of the Company or the Company’s outside counsel attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

In connection with the renewal of Mr. Gelfond’s employment agreement, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) in 2013 to provide independent advice with respect to pay levels and pay mix of executive compensation. In particular, Mercer provided: (i) benchmarking data in connection with setting the magnitude of Mr. Gelfond’s pay; and (ii) comparator data in connection with assessing pay mix for executives in comparable positions at companies included in the Comparator Group. In providing these services, Mercer reported directly to the Compensation Committee.

In addition to the services to the Compensation Committee noted above, Mercer provided services to the Company in 2013 including (i) actuarial services in connection with the Company’s defined benefit pension plan and the Supplemental Executive Retirement Plan (the “SERP”), (ii) guidance in developing the Company’s overall compensation strategy, the development and implementation of the IMAX Long-Term Incentive Plan (“LTIP”) and (iii) external benchmarking of executive-level roles. Mercer was also retained by the Compensation Committee in 2013 to assess the competitiveness of current compensation to the Board of Directors.

In considering Mercer’s independence, the Compensation Committee reviewed numerous factors relating to Mercer and the individuals actually providing services to the Company and the Compensation Committee, including those required by the SEC and the NYSE. Based on a review of these factors, the Compensation Committee has determined that (i) Mercer is independent and (ii) Mercer’s engagement presents no conflicts of interest.

Use of Compensation Survey Data

        In making compensation decisions, the Compensation Committee may from time to time consider and compare the form and level of compensation disclosed by other companies of similar size, industry or other characteristics to get a general understanding of the compensation structures maintained by these companies. In addition, the Compensation Committee periodically compares elements of total compensation for the Named Executive Officers against survey data provided by outside compensation consultants, proxy data and industry-specific published survey sources, which include data from the comparator companies. However, given the Company’s diversified and highly unique businesses, the history of innovations behind its product offerings, and the global nature of its employee base and operations, the Compensation Committee believes it is difficult to make true peer comparisons to the Company. As a result, while the Compensation Committee believes that external survey data is a useful tool in assessing executive compensation, it must be evaluated in the context of sound business judgment based on specific knowledge of the Company and its executive leaders.

Comparator Group

During 2012, Mercer, together with input from the Company’s management and the Compensation Committee, worked to develop a comparator group of 12 public companies (the “Comparator Group”). There were no changes to the Comparator Group in 2013.

Data from the Comparator Group is used by the Company and the Compensation Committee to assess the magnitude of executives’ pay, the pay mix, as well as general pay practices. The Comparator Group is comprised of a mix of entertainment and technology companies. In particular, companies that exhibit one or more of the following characteristics were selected: (i) motion picture studio relationships; (ii) international revenue of at least 20%; (iii) average annual revenue growth of at least 10% over the last three years; and (iv) brand recognition among consumers. In addition, to ensure a comparison against organizations of a similar size, these groups include companies with revenues and/or market capitalization of one-third to three times the Company’s revenue and/or market capitalization. The Comparator Group identified by Mercer and the Company in 2012 is as follows:

DTS, Inc.	Corus Entertainment Inc.

TIVO Inc.	Take-Two Interactive Software, Inc.

RealD Inc.	Dolby Laboratories, Inc.

World Wrestling Entertainment, Inc.	Six Flags Entertainment Corporation

Rovi Corporation	Lions Gate Entertainment Corp.

DreamWorks Animation SKG, Inc.	Cinemark Holdings, Inc.

While the Compensation Committee reviews data regarding similarly situated executives in the Comparator Group when targeting total direct compensation for the Named Executive Officers, actual total direct compensation will depend on a variety of factors including individual and Company performance, experience, tenure in position and critical skills.

In connection with the renewal Mr. Gelfond’s employment agreement in late 2013, the Company and the Compensation Committee used benchmark data from the Comparator Group to assess the magnitude of his pay, as well as additional data from the Comparator Group to assess pay mix and general pay practices with respect to Mr. Gelfond. In setting total direct compensation for Mr. Gelfond under his new employment agreement, the Compensation Committee targeted between the 50th and 75th percentile of similarly situated executives within the Comparator Group.

Employment and Change-in-Control Agreements

Currently, the Company has written employment agreements or written offer letters with all of its Named Executive Officers, which are described in detail below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 31. The Company believes that these agreements are critical to enable it to attract, retain talent, and motivate our Named Executive Officers, while still allowing the Compensation Committee and the CEO sufficient discretion to determine overall compensation in a given year. These employment arrangements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the arrangements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility or to provide for additional equity awards and other items.

Certain of the employment arrangements require that the Company make certain payments to the relevant Named Executive Officers in the event of a termination of employment for various reasons, including upon a change-in-control. The provisions setting forth certain payments upon a change-in-control are designed to promote stability and continuity of senior management in the event of a transaction involving a change-in-control of the Company. The Company’s severance and change-in-control benefits were determined on the basis of market practices in order to both provide this stability, as well as to provide competitive overall compensation packages to the Named Executive Officers.

During 2013, the Company amended the employment agreement with Mr. Foster and came to agreement with respect to the new terms of Mr. Gelfond’s continued employment. For a description of the material terms of Mr. Gelfond’s continued employment with the Company, as well as the amendments to Mr. Foster’s employment agreement, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 31. There were no other new employment arrangements, amendments or renewals for the Named Executive Officers during 2013.

Executive Compensation Components

For the fiscal year ended December 31, 2013, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	annual cash bonus awards;

•	long-term incentive compensation in the form of stock options and restricted share units (“RSUs”);

•	contributions to retirement and pension plans; and

•	other personal benefits and perquisites.

In establishing each component of a Named Executive Officer’s compensation, the Compensation Committee (or the full Board of Directors, as applicable) is guided by the following principles:

•	as executives move to higher levels of responsibility with more direct influence over the Company’s performance, a higher percentage of their pay should be at risk and tied to increasing shareholder value. Accordingly, as executives become more senior, the percentage of their total direct compensation derived from base salary decreases;

•

as executives become more senior, a greater proportion of their overall compensation is derived from long-term incentive compensation rather than short-term compensation. The Company believes that this motivates executives to take actions that are most conducive to the Company’s long-term growth and viability and helps ensure focus on the Company’s long-term success; and

•	equity compensation should increase as salary grade levels increase. Since the Company’s most senior executive officers are in positions that most directly impact the Company’s performance, their focus should be to achieve sustainable growth and long-term profit for the Company. By awarding compensation in the form of equity, the Company believes that its compensation encourages executives to behave like owners and aligns executives’ and shareholders’ interests.

Annual Base Salary

The Company provides each of the Named Executive Officers, with a competitive fixed annual base salary to compensate them for services rendered during the fiscal year and to provide a base level of income and cash flow that is not subject to performance-related risk or discretion. The base salary for each Named Executive Officer is specified in his employment arrangement, other than with respect to Messrs. Welton and O’Reilly whose salary is subject to annual review. In reviewing base salaries for the Named Executive Officers, the Company primarily considers: (i) the executive’s position and responsibilities; (ii) the executive’s capability, knowledge, skills and experience relative to the job requirements; (iii) market data for executives with similar responsibilities; (iv) the executive’s actual and relative performance and contribution; and (v) other cash and non-cash components of the executive’s total compensation. Base salary levels for Named Executive Officers are typically considered upon renewal of the Named Executive Officer’s employment agreement or upon an amendment to the Named Executive Officer’s employment agreement in connection with a promotion or other change in job responsibility. Base salary levels may be changed during the course of the year as the result of a promotion or other change in position or responsibility. In connection with the extension of his employment, Mr. Gelfond’s base salary was increased to $1,100,000 effective January 1, 2014. In connection with the extension of his employment, Mr. Foster’s base salary was increased to $900,000 effective July 1, 2013. Mr. Sparacio’s base salary increased to $450,000 effective May 14, 2013 in accordance with the terms of his employment agreement, effective January 1, 2013. Messrs. Welton and O’Reilly’s base salaries increased to Cdn $450,000 and Cdn $310,000, respectively, as part of their annual salary review.

Performance-Based Incentive Compensation

The Company has no pre-established policy or target, other than the general parameters described above, for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Company annually determines the appropriate level and mix of incentive compensation based on the Named Executive Officers’ prior year performance and the Company’s performance. Income from such incentive compensation is realized as a result of Company or individual performance against pre-established goals, depending on the type of award. Factors the Company considers in determining the appropriate mix of incentive compensation for the Company’s employees, including the Named Executive Officers, include the ability to further corporate business objectives, particularly key strategic and operational initiatives, management and budgetary responsibility and level of seniority.

Annual Cash Bonus Awards

The Company provides its Named Executive Officers, other than Mr. O’Reilly, with competitive annual performance bonus opportunities as a percent of their salary through its management bonus plan (the “Management Bonus Plan”). As a sales executive, Mr. O’Reilly receives commissions as his short-term incentive compensation and is therefore not eligible for an annual cash bonus.

The purpose of the Management Bonus Plan is to:

•	link payment of annual incentive cash compensation to the achievement of annual priorities and key objectives of the business, including overall Company performance; and

•	reward individual performance and contribution.

A key aspect of the Company’s compensation philosophy is that as executives move to greater levels of responsibility, an increasing percentage of their compensation should be at risk and based on individual and Company performance. Therefore, as executives become more senior, the bonus opportunity comprises a larger portion of their total compensation.

In 2013, each of the Named Executive Officers, other than Mr. Gelfond and Mr. O’Reilly, received cash bonuses under the Company’s Management Bonus Plan. Mr. Gelfond received his annual cash bonus award pursuant to his employment agreement. Awards under the Management Bonus Plan are determined based on achievement of corporate objectives and a qualitative evaluation of individual performance, and are discretionary. In 2013, the Company eliminated a minimum bonus guarantee that had been applicable to Mr. Foster.

Bonuses are awarded based on the performance of the Company and the actual performance and relative contribution of the participating employee. Bonuses are determined following the review of both the financial performance of the Company for the applicable fiscal year and the executive’s individual performance during the year. Generally, one half of a participating Named Executive Officer’s bonus will be based upon the Company’s performance, and the other half is based upon the personal performance of the Named Executive Officer. The Company’s assessment of its overall performance at year end considers the achievement of corporate financial, strategic and operational objectives including, but not limited to, income and revenue earned by the Company, theater signings and installations particularly under joint revenue sharing arrangements and in international markets, film performance, new business initiatives, reductions in selling, general and administrative expenses and technology development. The assessment of a Named Executive Officer’s personal performance takes into account the level of achievement of certain individual goals and objectives which are determined on an annual basis by such Named Executive Officer in consultation with the CEO. Examples of individual goals and objectives include business targets, operating, strategic, budgetary and/or managerial goals.

The Company employs broad parameters rather than fixed formulas to assess both Company and individual performances and to make recommendations to the Compensation Committee for bonus amounts for the Named Executive Officers. While the Company does set specific corporate and personal objectives at the beginning of a given year, these objectives are not fixed quantitative targets but rather guidelines to be used in determining bonuses at year-end. Neither the Company nor the Compensation Committee is limited to considering these pre-determined objectives in assessing performance and neither is the failure nor success of any one individual objective dispositive with respect to the final assessment of either Company or personal performance. Also, while employment agreements and employment arrangements set forth target bonuses, these targets are discretionary guidelines. The Company retains the discretion (unless otherwise contractually obligated) to recommend to the Compensation Committee no bonus, to recommend bonuses below the target or to recommend bonuses that exceed the target, in each case, as circumstances warrant. Similarly, the Compensation Committee retains the discretion to determine the final bonus amount notwithstanding the applicable targets. The Company believes that, at this time, a flexible annual bonus process is more appropriate and yields better results than setting fixed quantitative targets in advance. This flexible process allows the Company and the Compensation Committee to consider: (i) goals set by the Board of Directors and communicated to senior management at any point during the year; (ii) the effects of unanticipated events and circumstances on the Company’s business or on a particular executive’s performance; and (iii) the performance and contribution of the executive relative to other executives.

In assessing Company performance for 2013, the Company took into account its record number of theater signings and theater systems in backlog as of year-end, the increased size and global nature of the Company’s theater network and film slate, the Company’s continued expansion of its international operations, the increased level of business activity in 2013, progress in the development of new technology and products, and the pursuit of new business opportunities. For 2013, the Named Executive Officers received bonuses that represented the following percentages of their target bonus opportunities:

Named Executive Officer	2013 Target Bonus Opportunity	2013 Bonus Earned as a Percentage of Base Salary
Richard Gelfond	0-200%	110%
Joseph Sparacio	35%	31.5%
Greg Foster	70%	68.75%
Mark Welton	37.5%	33.3%
Larry O’Reilly	n/a	n/a

In assessing individual performance for 2013, the Company recognized:

•	Mr. Sparacio’s efforts in connection with the streamlining of costs and strong controls over selling, general and administrative expenses and his efforts in promoting and maintaining stability of the Company’s financial controls;

•	Mr. Foster’s role in helping the Company achieve strong box office results for 2013 and in continuing to strengthen the Company’s international film slate;

•	Mr. Welton’s role in overseeing the expansion of the theater network, including the installation of 110 new IMAX theaters and progress on the Company’s technology initiatives, particularly pertaining to laser development; and

•	Mr. O’Reilly’s role in the continued global expansion of the IMAX theater network, with a record year for signing and year-end backlog.

As a result of this assessment, each of Messrs. Sparacio, Foster and Welton received bonuses that were just below their target bonus opportunities. As a sales executive, Mr. O’Reilly receives commissions as his short-term incentive compensation and is therefore not eligible for an annual cash bonus.

The Compensation Committee is responsible for determining Mr. Gelfond’s annual bonus based on its qualitative assessment of Company performance and his personal contribution to the Company’s overall success. In awarding Mr. Gelfond’s 2013 bonus, the Compensation Committee recognized the Company’s record number of theater signings and backlog, the Company’s continued success securing a robust slate of high-profile Hollywood films for release to IMAX theaters, increased operational efficiencies, significant new business initiatives in the area of in-home entertainment and the hiring of a Chief Marketing Officer and the reorganization of the Company’s marketing department. Mr. Gelfond is eligible to receive a bonus of up to two times his base salary. As result of this assessment, Mr. Gelfond received a bonus of 1.1 times his base salary.

Sales Commission Plans

Where an employee’s position primarily involves responsibility for the Company’s theater sales, lease and joint revenue sharing arrangement activities, the Company believes that it is appropriate to tie a portion of his or her annual cash compensation to such revenue-generating efforts.

The Company maintains various sales commission plans (the “Commission Plans”) in which its employees involved in theater sales activities participate. These plans are designed to reward employees where, through their efforts, the Company secures obligations under contracts with third parties to build or retrofit, open and operate IMAX theaters. Typically, commissions payable under the Commission Plans are based either on a percentage of the contract value or on a fixed amount for each theater opened. The commission is calculated based on several factors including the size and nature of the contractual relationship entered into by the Company with the third party. Each theater transaction is examined at the time a binding agreement is entered into to determine which of the specific Commission Plans would apply. Subsequent to the signing of a binding agreement, the commissions payable under the completed transaction are calculated based on the applicable Commission Plans. The calculation is reviewed and approved by appropriate Company personnel.

Mr. O’Reilly, who leads the Company’s sales, theater marketing and development activities, is the only Named Executive Officer who participates in the Commission Plans. In 2013, Mr. O’Reilly received commission payments of $613,605.

Long-Term Incentive Compensation

The Company believes that long-term incentive awards are important in recognizing the scope of responsibilities, rewarding demonstrated performance, creating alignment between senior management and shareholders and in preserving the continuity of executive leadership through retention. The level of benefit received by the Company’s executive officers is dependent, to a large degree, on the Company’s execution of its strategy and on delivering significant and sustained growth.

The Company’s long-term incentive compensation for certain employees, including each of the Named Executive Officers, has generally been provided through the grant of stock options with service-based vesting conditions. The Compensation Committee continues to believe that grants of equity awards with service-based vesting conditions remain appropriate vehicles for providing forward-looking incentives and promoting the retention of the continuing members of management in certain circumstances. Stock options also align the executives’ interests with those of the Company’s shareholders over the long term.

As part of its review of the Company’s compensation practices in 2012 and 2013, Mercer assessed the Company’s long-term incentive compensation practices by analyzing the long-term incentive vehicles used by companies in the Comparator Group and assessing the Company’s current long-term compensation program relative to practices of the companies in the Comparator Group, general market practice and the Company’s business and human capital objectives. As a result of Mercer’s assessment, beginning in 2013, the Company shifted from its practice of granting only stock options to a policy of granting a mix of time-based RSUs and stock options, while keeping the overall value of each grant consistent with a historic practice.

As with stock options, RSUs provide for forward-looking incentives, promote retention and align the executive’s interest with those of the Company’s shareholders. In addition, RSUs help address a disconnect the Company has recently experienced between the cost incurred by the Company from the issuance of stock options and the value perceived by executives. Moreover, because RSUs (unlike stock options) retain value even if the Company’s stock price has decreased from the date of grant, RSUs will help the Company retain and engage top talent by mitigating the de-motivating impact of underwater stock options. Finally, since RSUs retain value even while underwater, and are therefore expected to have a lower level of forfeiture, fewer RSUs are granted relative to the number of stock options that may be granted. As a result, RSU grants may be less dilutive than stock option grants. The Compensation Committee will continue to evaluate the appropriateness of a performance-based long-term incentive plan for Named Executive Officers.

Either the Compensation Committee or the full Board of Directors approves all stock option and RSU grants to Named Executive Officers. In determining the number of stock options or RSUs to grant to the Named Executive Officers, the Compensation Committee or the Board of Directors, as applicable, considers each Named Executive Officer’s actual performance and relative contribution, salary range, responsibility and the number of stock options granted to the Company’s other executive officers, either for the purpose of determining annual equity awards to Named Executive Officers or equity awards granted pursuant to employment agreements as applicable. In addition, the Compensation Committee or the Board considers and compares compensation disclosed by the Comparator Group to obtain a general understanding of the compensation structures maintained by similarly situated companies. Moreover, the Company periodically compares various elements of stock-based compensation against general survey data provided by Mercer or other outside consultants. Equity awards are generally granted to executive officers as part of an annual grant to employees, in connection with an executive’s employment agreement renewal or upon an executive’s hire or promotion, however, the Company reserves the right to make grants at other times as determined by the Compensation Committee or the Board of Directors. The Company accounts for stock-based payments to officers, employees and eligible directors in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation”.

Pursuant to the LTIP, the maximum number of Common Shares that may be subject to options and stock appreciation rights granted to any eligible participant in any calendar year shall equal one million (1,000,000) Common Shares; and the maximum value of awards that may be awarded to any eligible participant in any calendar year is five million dollars ($5,000,000) measured as of the date of grant (with respect to equity awards denominated in cash) or one million (1,000,000) Common Shares measured as of the date of grant (with respect to equity awards denominated in Common Shares).

        No LTIP equity award shall be transferable other than pursuant to a beneficiary designation approved by the Company, by last will and testament or by the laws of descent and distribution, provided, however, that the Compensation Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an equity award, for no consideration to a permitted transferee. Any equity award transferred to a permitted transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another permitted transferee of the participant. Stock option awards pursuant to the Stock Option Plan (the “SOP”) are not transferable.

Subject to applicable laws, rules and regulations, the Board of Directors may at any time terminate or, from time to time, amend, modify or suspend the LTIP, provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE, the TSX and such other securities exchanges, if any, as may be designated by the Board from time to time, and (ii) shall materially and adversely alter or impair the rights of a participant in any equity award previously made under the LTIP without the consent of the holder thereof. Notwithstanding the foregoing, the Board of Directors shall have broad authority to amend the LTIP or any award under the LTIP without the consent of a participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

Following the approval of the IMAX Long-Term Incentive Plan (the “LTIP”) in June 2013, no additional equity awards were granted under the SOP.

Stock Options

In 2013, the Company granted stock options to purchase Common Shares to officers, employees, consultants and eligible directors. The Company granted stock options to align executives’ interests with those of the Company’s shareholders over the long term.

In determining the number of stock options to grant to the Named Executive Officers, the Company, the Compensation Committee or the Board of Directors, as applicable, from time to time will consider and compare compensation disclosed by the Comparator Group to get a general understanding of the compensation structures maintained by similarly situated companies. Moreover, the Company periodically compares various elements of stock-based compensation against general survey data provided by outside consultants. In addition, consideration is given to each Named Executive Officer’s actual performance and relative contribution, salary range, responsibility and the number of stock options granted to the Company’s other executive officers. Either the Compensation Committee or the full Board of Directors approves all stock option grants to Named Executive Officers.

All awards of stock options are made with an exercise price equal to the fair market value of the Company’s Common Shares on the date of grant. The fair market value of a Common Share on a given date means the higher of the closing price of a Common Share on the grant date (or the most recent trading date if the grant date is not a trading date) on the NYSE, the TSX or such other national exchange, as may be designated by the Company’s Board of Directors. Stock options are exercisable for a maximum period of 10 years from the date of grant, subject to earlier termination if the participant’s employment, consulting arrangement or term of office with the Company terminates. The Board of Directors or the Compensation Committee determines vesting requirements applicable to each grant of stock options.

Messrs. Gelfond and Foster are eligible to receive periodic stock option grants on terms set forth in their respective employment agreements as described below. Mr. Gelfond did not receive any stock option grants in 2013. In July 2013, in connection with the renewal of his employment agreement, Mr. Foster received a grant of 161,538 stock options, which vests in three equal annual installments commencing on the first anniversary of the date of grant. In March 2013, Messrs. Sparacio, Welton and O’Reilly received stock option grants of 20,834, 20,834 and 10,000, respectively, in connection with the annual stock option grants to employees. These options vest in four annual installments (20%, 25%, 25% and 30%) commencing on the first anniversary of the date of grant.

For a description of the vesting and exercisability terms of stock options granted to the Named Executive Officers following a termination or change in control, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 31.

Restricted Share Units

In 2013, the Company granted RSUs to officers, employees, consultants and eligible directors on the terms and conditions set forth in the LTIP and in individual award agreements. Each RSU represents a contingent right to receive one Common Share. Either the Compensation Committee or the full Board of Directors determines vesting requirements applicable to each grant of RSUs and approves all RSU grants to Named Executive Officers. If a Named Executive Officer’s employment or term of office with the Company terminates for any reason, RSUs which have not vested are generally cancelled on the termination date, subject to certain exceptions as further described in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 31.

All awards of RSUs are made with a fair value equal to the fair market value of the Company’s Common Shares on the date of grant. The fair market value of a Common Share on a given date means the higher of the closing price of a Common Share on the grant date (or the most recent trading date if the grant date is not a trading date) on the NYSE, the TSX or such other national exchange, as may be designated by the Company’s Board of Directors.

        Messrs. Gelfond and Foster are eligible to receive periodic RSU grants in accordance with the terms of their respective employment agreements as described below. Mr. Gelfond did not receive any RSU grants in 2013. Mr. Foster received 21,574 RSUs in July 2013 in connection with his employment agreement renewal. In June 2013, Mr. Sparacio, Mr. Welton and Mr. O’Reilly received RSU grants of 18,750, 18,750 and 9,500, respectively, in connection with the Company’s annual RSU grants to employees. Messrs. Sparacio and Welton’s RSUs vest and will be converted to Common Shares in four installments: 3,750 on March 7, 2014; 4,687 on each of March 7, 2015 and March 7, 2016 and 5,626 on December 1, 2016. Mr. O’Reilly’s RSUs vest and will be converted to Common Shares in four installments: 1,900 on March 7, 2014; 2,375 on each of March 7, 2015 and March 7, 2016; and 2,850 on December 1, 2016.

Retirement and Pension Plans

The Company maintains an unfunded defined benefit pension plan, the SERP, covering Mr. Gelfond and the Company’s former Co-CEO and current Chairman of the Board of Directors, Mr. Wechsler. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of the member’s best average 60 consecutive months of earnings (base salary and cash bonus) over his employment history. The SERP was implemented by the Company in July 2000 pursuant to the employment agreements of Messrs. Gelfond and Wechsler. The benefits under the SERP for Mr. Gelfond are 100% vested.

Under the terms of the SERP, if Mr. Gelfond’s employment is terminated other than for cause, he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. The term of Mr. Gelfond’s current employment agreement has been extended through December 31, 2016. In accordance with the terms of his employment agreement, any compensation earned by Mr. Gelfond during the term of his current agreement would not be included in calculating his benefit payments under the SERP. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company.

The 2013 Summary Compensation Table on page 27 presents, consistent with SEC rules, the 2013 change in pension value for Mr. Gelfond. This amount represents the change in the actuarial present value of his accumulated benefits under the SERP. The change in value presented in the 2013 Summary Compensation Table reflects a year-over-year update to applicable calculation assumptions from December 31, 2012 to December 31, 2013, including an increase in the relevant discount rate and applicable PBGC lump sum rate assumptions resulting from an increase in market interest rates. The change in pension value presented in the 2013 Summary Compensation Table represents actuarial calculations based upon an assumption of retirement as of December 31, 2013 versus December 31, 2012 and does not reflect actual assumptions used given Mr. Gelfond’s continued and expected employment beyond 2013. Mr. Gelfond’s accumulated benefit under the SERP becomes payable only upon Mr. Gelfond’s death, retirement or resignation, the termination of Mr. Gelfond’s employment without cause or a change-in-control of the Company. The accumulated benefit under the SERP will ultimately be recalculated as of the date of the relevant termination event at which point assumptions such as the lump sum discount rates will be known and fixed under the SERP and the SERP benefit will become payable six months thereafter. Mr. Gelfond has informed the Company that he does not currently intend to retire prior to the expiration of his current employment agreement on December 31, 2016.

The Company also maintains an unfunded post-retirement benefit plan covering Mr. Gelfond. The plan provides that the Company will maintain retiree health benefits for Mr. Gelfond, until he becomes eligible for Medicare or a lump sum payment in lieu thereof, and thereafter, the Company will provide Medicare supplemental coverage as selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to such coverage. Mr. Gelfond is fully vested in this plan.

The Company maintains defined contribution pension plans for all of its employees. Each of the Named Executive Officers participates in one of these plans under the same terms as other employees. The Company makes contributions to these pension plans on behalf of employees in an amount up to 5% of their base salary, subject to certain prescribed maximums. During the fiscal year ended December 31, 2013, the Company contributed an aggregate of $15,300 to the Company’s U.S. defined contribution employee pension plan under Section 401(k) of the U.S. Internal Revenue Code on behalf of each of Messrs. Gelfond, Foster and Sparacio. During the fiscal year ended December 31, 2013, the Company contributed $21,851.28 on behalf of Mr. Welton and $15,057.86 on behalf of Mr. O’Reilly to the Company’s Canadian defined contribution pension plan.

Other Personal Benefits and Perquisites

The Company provides all employees, including the Named Executive Officers, with personal benefits and modest perquisites that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior talent for key positions. The Company periodically reviews the levels of personal benefits and perquisites provided to the Named Executive Officers to ensure competitiveness and value to the employees. The Company does not provide significant perquisites to its Named Executive Officers.

The Named Executive Officers are provided either with use of Company automobiles or with car allowances.

        Effective January 1, 2013, certain senior executives, including each of the Named Executive Officers other than Messrs. Welton and O’Reilly, participated in the Company’s executive supplemental health reimbursement plan. The plan, which covers certain of the Company’s senior executives located in the United States, provides expanded coverage and reimbursement of services not covered by the Company’s medical, dental and vision plans. Messrs. Welton and O’Reilly participated in the Company’s executive health care spending account (HCSA). The HCSA plan provides reimbursement of services and expenses not covered by the Company’s medical, dental and vision plans.

Each Named Executive Officer is also entitled to receive a cash payment upon such executive’s death through the Company’s life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times his base salary, subject to prescribed maximums. In addition to its broader policy covering all Named Executive Officers, the Company has agreed to reimburse Mr. Gelfond for the cost of premiums and taxes for a $15 million term life insurance policy that became effective in January 2010. In 2013, the Company reimbursed Mr. Gelfond for $70,308 for three quarters of the annual premium; $19,178 for the fourth quarter will be reimbursed in 2014. In addition, with respect to Mr. Foster, the Company pays the cost of premiums associated with a $3 million term life insurance policy for the duration of his employment, which amounts to approximately $1,700 per year, as well as a fully-paid $3.5 million whole life insurance policy for Mr. Foster, which amounts to approximately $135,000 per year for a five year period that began in 2010.

In connection with the renewal of his employment agreement in 2013, the Company has agreed to reimburse Mr. Foster for reasonable expenses of up to $100,000 incurred in connection with his participation in an executive MBA program of Mr. Foster’s choice. No amounts in respect of such an MBA program were actually reimbursed during 2013.

Attributed costs to the Company of the personal benefits and perquisites described above for the Named Executive Officers for the fiscal year ended December 31, 2013, are reported below in the “All Other Compensation” column of the “2013 Summary Compensation Table”.

Consideration of Say-on-Pay

The Company’s most recent Say-on-Pay vote was held at the 2013 annual shareholders meeting, where over 99% of votes cast were in support of the Company’s compensation program as described in the 2013 proxy statement.

The Board of Directors, including members of the Compensation Committee, considered the results of the 2013 shareholder Say-on-Pay vote at the June 11, 2013 Board of Directors’ meeting. In light of the strong support of the Company’s compensation program at the 2013 annual meeting, the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for 2013. The Company continues to evaluate the form and amount of all elements of executive compensation.

Tax and Accounting Considerations

To the extent that any compensation paid to the Named Executive Officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Company intends to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

The Company also takes accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” into account in structuring compensation programs and determining the form and amount of compensation awarded.

Share Ownership Guidelines

The Company adopted share ownership guidelines in 2013 to encourage the Named Executive Officers and other executives to accumulate a significant ownership stake so that they are incentivized to maximize long-term shareholder returns. Under the guidelines, the CEO must achieve and maintain share ownership of three (3) times his annual base salary. In addition, members of the Company’s senior management, its executive officers and the vice president of Investor Relations must achieve and maintain share ownership of either one (1) or 0.33 times their annual base salaries, depending on the individual. All of the Named Executive Officers, other than Mr. Gelfond, are subject to share ownership requirements of one times their annual base salary. Executives subject to the policy will have to satisfy the guidelines within four years of becoming subject to the policy (or plan inception, if later). As of April 10, 2014, each of the Named Executive Officers had met the share ownership guidelines within the required time frame.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2013 with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 10, 2014	Respectfully submitted,

I. Martin Pompadur (Chairman)
Eric A. Demirian
Marc A. Utay

2013 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the Named Executive Officers during the registrant’s last three completed fiscal years.

Name and Principal Position of Named Executive Officer	Year ended December 31	Salary ($)	Bonus ($)		Stock Awards (1) ($)		Option Awards (1) ($)		Change in Pension Value ($)		All Other Compensation ($)		Total ($)
Richard L. Gelfond	2013	750,000	825,000	(2)	—		—	(2)	—	(3)	134,181	(4)	1,709,181
Chief Executive Officer	2012	750,000	1,000,000		—		—		1,729,808		126,275		3,606,083
	2011	750,000	500,000		—		3,180,000		929,871		127,545		5,487,416

Joseph Sparacio	2013	440,769	140,000	(5)	492,750	(6)	171,672	(7)	—		26,145	(8)	1,271,336
Chief Financial Officer	2012	415,865	150,000		—		432,800		—		25,320		1,023,985
& Executive Vice President	2011	394,519	105,000		—		668,500		—		17,059		1,185,078

Greg Foster	2013	800,000	550,000	(5)	539,997	(9)	1,259,996	(10)	—		160,545	(11)	3,310,538
CEO, IMAX Entertainment	2012	700,000	650,000		—		—		—		163,317		1,513,317
& Senior Executive Vice	2011	700,000	475,000		—		—		—		149,990		1,324,990
President, IMAX Corporation

Mark Welton(12)	2013	437,033	145,740	(5)	492,750	(6)	171,672	(7)	—		48,533	(13)	1,295,728
President, IMAX Theatres	2012	399,320	174,703		—		541,000		—		42,376		1,157,399
	2011	367,219	124,688		—		672,150		—		41,539		1,205,596

Larry O’Reilly(12)	2013	301,159	—	(14)	249,660	(15)	82,400	(16)	—		651,715	(17)	1,284,934
Executive Vice President,	2012	299,652	—		—		270,500		—		583,462		1,153,614
Sales & President,	2011	304,893	50,000		—		501,375		—		728,219		1,584,487
Worldwide Sales

(1)	As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options and RSUs respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, a Named Executive Officer realizes value with respect to stock option or RSU awards will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment.
(2)	See “Employment Agreements and Potential Payments upon Termination or Change-in-Control” with respect to equity award grants to Mr. Gelfond under his new employment arrangement in 2014.
(3)	The value of Mr. Gelfond’s pension benefits under the SERP decreased by $1,963,253 compared to the December 31, 2012 values, primarily due to an increase in the lump sum conversion rates and discount rates. See note 21(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for more information related to this calculation.
(4)	This amount reflects: (i) $44,793 for the payment by the Company of life insurance premiums on the life of Mr. Gelfond and related applicable taxes of $44,693 as described above in “Other Personal Benefits and Perquisites”; (ii) $5,100 for contributions to the Company’s defined contribution pension plans; (iii) $8,640 for the Supplemental Health reimbursement premiums; and (iv) $30,955 for personal use of a Company-provided vehicle.
(5)	This amount was paid under the Management Bonus Plan, as described above in “Performance-Based Incentive Compensation —Bonus Awards”.
(6)	This amount reflects the grant date fair value of the 18,750 RSUs granted on June 12, 2013. The RSUs vest and will be converted to Common Shares in four installments: 3,750 on March 7, 2014; 4,687 on each of March 7, 2015 and March 7, 2016; and 5,626 on December 1, 2016.
(7)	This amount reflects the grant date fair value of the 20,834 stock options granted on March 7, 2013. The stock options vest and become exercisable in four installments: 4,166 on March 7, 2014; 5,208 on each of March 7, 2015 and March 7, 2016; and 6,252 on March 7, 2017.
(8)	This amount reflects: (i) $5,100 for contributions to the Company’s defined contribution pension plans; (ii) $8,640 for the Supplemental Health reimbursement premiums; and (iii) $12,405 for allowance for personal automobile use.
(9)	This amount reflects the grant date fair value of the 21,574 RSUs granted on July 1, 2013. The RSUs vest and will be converted to Common Shares in three installments: 7,191 on each of July 1, 2014 and July 1, 2015 and 7,192 on July 1, 2016.
(10)	This amount reflects the grant date fair value of the 161,538 stock options granted on July 1, 2013. The stock options vest and become exercisable in three equal installments: 53,846 on each of July 1, 2014 and July 1, 2015 and July 1, 2016.
(11)	This amount reflects: (i) $134,073 for the payment by the Company of life insurance premiums on the life of Mr. Foster as described above in “Other Personal Benefits and Perquisites”; (ii) $5,100 for contributions to the Company’s defined contribution pension plans; (iii) $8,640 for the Supplemental Health reimbursement premiums; and (iv) $12,732 for allowance for personal automobile use.
(12)	Messrs. Welton and O’Reilly’s salary, bonus and other compensation were earned in Canadian dollars. The Canadian dollar compensation values have been converted to and reported in U.S. dollars using the annual average of the daily Bank of Canada close rate as of December 31, 2013.
(13)	This amount reflects: (i) $21,851 for contributions to the Company’s defined contribution pension plans; (ii) $5,000 for the Supplemental

Health reimbursement premiums; and (iii) $21,682 for allowance for personal automobile use.
(14)	Mr. O’Reilly’s incentive compensation is compensated from the Commission Plans and is included in All Other Compensation.
(15)	This amount reflects the grant date fair value of the 9,500 RSUs granted on June 12, 2013. The RSUs vest and will be converted to Common Shares in four installments: 1,900 on March 7, 2014; 2,375 on each of March 7, 2015 and March 7, 2016 and 2,850 on December 1, 2016.
(16)	This amount reflects the grant date fair value of the 10,000 stock options granted on March 7, 2013. The stock options vest and become exercisable in four installments: 2,000 on March 7, 2014; 2,500 on each of March 7, 2015 and March 7, 2016 and 3,000 on March 7, 2017.
(17)	This amount reflects: (i) $15,058 for contributions to the Company’s defined contribution pension plans; (ii) $5,000 for the Supplemental Health reimbursement premiums; (iii) $613,605 in sales commissions and (iv) $18,052 for allowance for personal automobile use.

The material terms of the Named Executive Officers’ employment agreements are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

2013 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of stock options and RSUs made to Named Executive Officers during the fiscal year ended December 31, 2013 under any plan, including awards that subsequently have been transferred. No SARs were granted to Named Executive Officers during the fiscal year ended December 31, 2013.

Name and Principal Position of Named Executive Officer	Grant Date	All Other Stock Awards: Number of Shares or Stock or Units (1) (#)		All Other Option Awards: Number of Securities Underlying Options (2) (#)		Exercise or Base Price of Awards (3) ($/Sh)	Grant Date Fair Value of Option/ RSU Awards (4) ($)
Richard L. Gelfond	n/a	—		—		—	—
Chief Executive Officer

Joseph Sparacio	March 7, 2013			20,834	(5)	25.44	171,672
Chief Financial Officer	June 12, 2013	18,750	(6)			—	492,750
& Executive Vice President

Greg Foster	July 1, 2013			161,538	(7)	25.03	1,259,996
CEO, IMAX Entertainment	July 1, 2013	21,574	(8)			—	539,997
& Senior Executive Vice President,
IMAX Corporation

Mark Welton	March 7, 2013			20,834	(5)	25.44	171,672
President, IMAX Theatres	June 12, 2013	18,750	(6)			—	492,750

Larry O’Reilly	March 7, 2013			10,000	(9)	25.44	82,400
Executive Vice President, Sales	June 12, 2013	9,500	(10)			—	249,660
& President, Worldwide Sales

(1)	Each RSU represents a contingent right to receive one Common Share.
(2)	Each stock option entitles the Named Executive Officer to purchase one Common Share.
(3)	Stock options were granted with an exercise price equal to 100% of the fair market value of the Common Shares on the applicable date of grant. Fair market value of a Common Share on a given date refers to the higher of the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NYSE or the TSX. There is no exercise price associated with the granting of the RSUs.
(4)	This amount represents the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, a Named Executive Officer realizes value with respect to stock option or RSU awards will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued employment.
(5)	The stock options vest and become exercisable in four installments: 4,166 on March 7, 2014; 5,208 on each of March 7, 2015 and March 7, 2016 and 6,252 on March 7, 2017.
(6)	The RSUs vest and will be converted to Common Shares in four installments: 3,750 on March 7, 2014; 4,687 on each of March 7, 2015 and March 7, 2016; and 5,626 on December 1, 2016.
(7)	The stock options vest and become exercisable in three equal installments: 53,846 on each of July 1, 2014 and July 1, 2015 and July 1, 2016.
(8)	The RSUs vest and will be converted to Common Shares in three installments: 7,191 on each of July 1, 2014 and July 1, 2015 and 7,192 on July 1, 2016.
(9)	The stock options vest and become exercisable in four installments: 2,000 on March 7, 2014; 2,500 on each of March 7, 2015 and March 7, 2016; and 3,000 on March 7, 2017.
(10)	The RSUs vest and will be converted to Common Shares in four installments: 1,900 on March 7, 2014; 2,375 on each of March 7, 2015 and March 7, 2016; and 2,850 on December 1, 2016.

Additional terms and conditions of the stock options and RSUs granted listed above are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each Named Executive Officer outstanding as of December 31, 2013.

	Option Awards					Stock Awards
Name and Principal Position of Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Richard L. Gelfond	153,875	—		2.88	December 11, 2018
Chief Executive Officer	800,000	—		28.19	December 31, 2020
	400,000	—		18.38	December 31, 2021

Joseph Sparacio	17,500	—		2.87	December 16, 2015
Chief Financial Officer	27,000	33,000	(1)	15.88	March 12, 2017
& Executive Vice President	12,500	37,500	(2)	31.73	March 25, 2018
	4,000	36,000	(3)	25.82	March 8, 2019
	—	20,834	(4)	25.44	March 7, 2020
						18,750	(5)	552,750	(6)

Greg Foster	600,000	—		18.98	April 30, 2017
CEO, IMAX Entertainment	—	161,538	(7)	25.03	July 1, 2020
& Senior Executive Vice President,	—					21,574	(8)	636,002	(6)
IMAX Corporation

Mark Welton	25,000	—		2.87	December 16, 2015
President, IMAX Theatres	27,000	33,000	(1)	15.88	March 12, 2017
	11,500	33,750	(9)	31.73	March 25, 2018
	2,500	7,500	(10)	15.90	October 8,2018
	5,000	45,000	(11)	25.82	March 8, 2019
	—	20,834	(4)	25.44	March 7, 2020
						18,750	(5)	552,750	(6)

Larry O’Reilly	7,500	—		2.87	December 16, 2015
Executive Vice President, Sales	—	13,750	(12)	15.88	March 12, 2017
& President, Worldwide Sales	—	19,250	(13)	14.60	July 1, 2017
	9,375	28,125	(14)	31.73	March 25, 2018
	2,500	25,000	(15)	25.82	March 8, 2019
	—	10,000	(16)	25.44	March 7, 2020
						9,500	(16)	280,060	(6)

(1)	15,000 of the stock options vest on March 12, 2014 and 18,000 on March 12, 2015.
(2)	10,000 of the stock options vest on March 25, 2014, 12,500 on March 25, 2015, and 15,000 on March 25, 2016.
(3)	6,000 of the stock options vest on March 8, 2014, 8,000 on March 8, 2015, 10,000 on March 8, 2016 and 12,000 on March 8, 2016.
(4)	4,166 of the stock options vest on March 7, 2014; 5,208 on each of March 7, 2015 and March 7, 2016; and 6,252 on March 7, 2017.
(5)	3,750 of the RSUs will vest and be converted to Common Shares on March 7, 2014; 4,687 on each of March 7, 2015 and March 7, 2016; and 5,626 on December 1, 2016.
(6)	Market value of the RSUs is based on the closing price of the Common Shares on December 31, 2013 ($29.48).
(7)	53,846 of the stock options vest on each of July 1, 2014 and July 1, 2015 and July 1, 2016.
(8)	7,191 of the RSUs will vest and be converted to Common Shares on each of July 1, 2014 and July 1, 2015 and 7,192 on July 1, 2016.
(9)	9,000 of the stock options vest on March 25, 2014, 11,250 on March 25, 2015 and 13,500 on March 25, 2016.
(10)	2,000 of the stock options vest on October 8, 2014, 2,500 on October 8, 2015 and 3,000 on October 8, 2016.
(11)	7,500 of the stock options vest on March 8, 2014, 10,000 on March 8, 2015, 12,500 on March 8, 2016 and 15,000 on March 8, 2016.
(12)	6,250 of the stock options vest on March 12, 2014 and 7,500 on March 12, 2015.
(13)	8,750 of the stock options vest on July 1, 2014, 10,500 on July 1, 2015.
(14)	7,500 of the stock options vest on March 25, 2014, 9,375 on March 25, 2015, 11,250 on March 25, 2016.
(15)	3,750 of the stock options vest on March 8, 2014, 5,000 on March 8, 2015, 6,250 on March 8, 2016 and 7,500 on March 8, 2016.
(16)	2,000 of the stock options vest on March 7, 2014; 2,500 on each of March 7, 2015 and March 7, 2016; and 3,000 on March 7, 2017.
(17)	1,900 of the RSUs will vest and be converted to Common Shares on March 7, 2014; 2,375 on each of March 7, 2015 and March 7, 2016; and 2,850 on December 1, 2016.

All stock options and RSUs in the “Outstanding Equity Awards at Fiscal Year-End” table were granted under the SOP or LTIP as described above in “Compensation Discussion and Analysis—Long-Term Incentive Compensation”.

2013 STOCK OPTIONS / SARS EXERCISED

The following table sets forth information relating to the exercise of stock options and SARs during the fiscal year ended December 31, 2013 for each of the Named Executive Officers on an aggregated basis.

	Option Awards			SARs Awards
Name and Principal Position of Named Executive Officer	Number of Shares Acquired on Exercise of Options (#)		Value Realized on Option Exercise ($)	Number of Shares Acquired on Exercise of SARs (#)	Value Realized on SARs Exercise ($)
Richard L. Gelfond	245,125	(1)	5,839,156	—	—
Chief Executive Officer

Joseph Sparacio	36,500	(2)	930,162	—	—
Chief Financial Officer
& Executive Vice President

Greg Foster	18,398		394,222	100,000	1,961,500
CEO, IMAX Entertainment
& Senior Executive, Vice
President, IMAX Corporation

Mark Welton	50,000	(3)	1,102,236	—	—
President, IMAX Theatres

Larry O’Reilly	57,750	(4)	1,014,552	—	—
Executive Vice President, Sales
& President, Worldwide Sales

(1)	99,000 of the Common Shares were acquired pursuant to the exercise of stock options that had an expiration date of June 3, 2014.
(2)	22,500 of the Common Shares were acquired pursuant to the exercise of stock options that had an expiration date of June 13, 2014.
(3)	30,000 of the Common Shares were acquired pursuant to the exercise of stock options that had an expiration date of December 31, 2014.
(4)	22,000 of the Common Shares were acquired pursuant to the exercise of stock options that had an expiration date of December 31, 2014.

2013 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2013.

Name and Principal Position of Named Executive Officer	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	12.5	19,378,602	Nil
Chief Executive Officer	Post-Retirement Medical Benefits	—	256,000	Nil

(1)	See note 21(a) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for certain assumptions used to calculate the present value of accumulated benefits.

The Company’s SERP is an unfunded defined benefit pension plan covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of the member’s best average 60 consecutive months of earnings over the member’s employment history. Mr. Gelfond and the Company have agreed that any compensation earned during 2011, 2012 and 2013 would not be included in calculating his benefit payments under the SERP. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010.

The Company also maintains an unfunded retiree health benefit plan covering Mr. Gelfond. This plan provides that the Company will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, the Company will provide Medicare supplemental coverage as selected by Mr. Gelfond.

Further descriptions of the SERP, the retiree health benefit plan and the Company’s defined contribution plans are summarized above in “Compensation Discussion and Analysis—Retirement and Pension Plans”.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While the Company has no formal severance plans, the Company has entered into written employment agreements or written offer letters with certain of its executive officers, including each of the Named Executive Officers, which require the Company to make payments to the Named Executive Officers in the event of the termination of their employment in various circumstances, including in the event of an actual or potential change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among the Company’s senior executives, and ensure that the Company’s executive officers are able to devote their full time and attention to the Company’s operations in the event of an actual or potential change-in-control.

In addition to the contractual rights of certain of the Named Executive Officers, all of the Named Executive Officers hold equity awards granted under the LTIP and/or the SOP. The LTIP and the SOP describe the impact of certain separation events on equity awards granted under the LTIP and/or the SOP unless provisions in the individual Named Executive Officer’s employment arrangement override the terms of the relevant plan. The general provisions under the LTIP and the SOP are as follows:

•	Termination without cause; voluntary resignation; death/disability: If the participant’s employment, consulting arrangement or term of office is terminated without cause or by reason of the participant’s voluntary resignation, death or permanent disability, (i) unvested equity awards will be cancelled, and (ii) the participant (or the participant’s estate) will be generally entitled to exercise any vested stock options for a period of thirty days, or such longer period as the Board of Directors or Compensation Committee determines, following the date of termination of employment.

•	Termination with cause: If the participant’s employment, consulting arrangement or term of office is terminated for cause, the participant’s vested and unvested equity awards will be cancelled.

•	Termination upon Change-in-control: All outstanding unvested equity awards will immediately vest and become fully exercisable in the event that, following the occurrence of a change-in-control and any of the following events occur within 24 months of such change-in-control: (i) the termination of the participant’s employment without cause, (ii) the diminution of the participant’s title and/or responsibilities, or (iii) the participant being asked to relocate more than twenty-five miles from his existing office.

If the participant is a party to an employment agreement with the Company or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, the participant’s unexercised stock options or unvested RSUs will be cancelled. In certain cases, a Named Executive Officer’s equity awards are controlled by the terms of his employment agreement; in the event of a conflict between such employment agreement and the terms of the LTIP or SOP, the terms of the employment agreement will prevail. Any provision in an employment arrangement that departs from the terms of the LTIP or the SOP is noted below.

The analysis below sets forth the amount of compensation that would become payable to each of the Named Executive Officers under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2013. The Company cautions that the actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of such individual’s separation from the Company.

Mr. Gelfond

Chief Executive Officer and Director

On December 20, 2013, the Company and Mr. Gelfond came to terms with respect to his continued employment with the Company (the “2014 Agreement”). Mr. Gelfond’s prior employment agreement was to terminate on December 31, 2013. Under the terms of the 2014 Agreement, Mr. Gelfond’s employment has been extended for three years through December 31, 2016. Pursuant to the 2014 Agreement, Mr. Gelfond’s annual salary was increased to $1.1 million and he will continue to be eligible to receive a cash bonus of up to two times his base salary, with a target bonus of one times salary. The bonus is granted at the discretion of the Board of Directors and is based upon the success of the Company in achieving certain goals and objectives. Mr. Gelfond’s agreement contains: (i) a customary non-competition provision; and (ii) a provision requiring Mr. Gelfond to provide the Company with consulting services following the expiration of his employment.

Pursuant to the terms of his prior agreement, Mr. Gelfond has received several stock option grants (the “Pre-2014 Options”). Mr. Gelfond’s equity awards outstanding as of December 31, 2013, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. In addition, under the terms of the 2014 Agreement, on February 21, 2014, Mr. Gelfond received 426,695 stock options (the “2014 Options”) and 134,948 RSUs (the “2014 RSUs”). The 2014 Options and 2014 RSUs will vest in nine equal installments on May 1, September 1 and December 31 of each of 2014, 2015 and 2016. In addition, the 2014 Agreement contemplates the grant of additional stock options to Mr. Gelfond on January 5, 2015 (the “2015 Options”) and January 5, 2016 (the “2016 Options”) with an aggregate grant date value for each grant equal to $3,900,000. The 2015 Options will vest in six equal installments on May 1, September 1 and December 31 of each of 2015 and 2016. The 2016 Options will vest in three equal installments on May 1, 2016, September 1, 2016 and December 31, 2016. Unless overridden by specific terms set forth in his employment agreement, Mr. Gelfond’s stock options and RSUs are governed by the terms of the LTIP or the SOP, as applicable, which are described above in “Compensation Discussion and Analysis—Long-Term Incentive Compensation”.

As provided for in the agreement, the Company has created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than for cause, see “Compensation Discussion and Analysis—Retirement and Pension Plans” on page 25 for a description of the SERP. Mr. Gelfond is fully vested in his benefits under the SERP. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to such coverage.

The Company has agreed to reimburse Mr. Gelfond for the premiums related to a $15 million term life insurance policy that became effective in January 2010. In 2013, the Company reimbursed Mr. Gelfond for $89,486 in annual premiums and related taxes.

Voluntary retirement/resignation without good reason

If, prior to the expiration of his employment term, Mr. Gelfond were to resign other than for good reason, all unvested equity awards would be cancelled. All Pre-2014 Options would remain exercisable for the duration of their original term. All vested stock options granted pursuant to the 2014 Agreement would remain exercisable for the shorter of: (i) their original term; and (ii) two years. In the event of a resignation without good reason, Mr. Gelfond would have no further right to receive any compensation or benefits.

If Mr. Gelfond resigned without good reason as of December 31, 2013, he would have been entitled to an estimated lump sum payment of $19,378,602 reflecting the value of his vested SERP. He would also be entitled to ongoing retiree health benefits, the estimated value of which was $256,000 as of December 31, 2013.

Non-renewal of employment agreement

If Mr. Gelfond’s employment agreement had not been renewed as of December 31, 2013, he would have been entitled to an estimated lump sum payment of $19,378,602 reflecting the value of his vested SERP. He would also be entitled to ongoing retiree health benefits, the estimated value of which was $256,000 as of December 31, 2013.

If, following the expiration of the term of the 2014 Agreement, the Company does not offer Mr. Gelfond continued employment on terms substantially similar to his 2014 Agreement, all Pre-2014 Options would remain exercisable for the duration of their original term. In addition, (i) the 2014 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2015 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2016 Options would remain exercisable for the shorter of: their original term, and three years.

Termination with cause

If Mr. Gelfond’s employment were terminated with cause, his outstanding unvested stock options and RSUs would be cancelled immediately. All vested stock options would remain exercisable for the shorter of: (i) their original term; and (ii) ninety (90) days. In such case, Mr. Gelfond would forfeit his benefits under the SERP, and he would not receive any further compensation under the 2014 Agreement. Mr. Gelfond, however, would be entitled to receive retiree health benefits. If Mr. Gelfond had been terminated with cause as of December 31, 2013, he would have been entitled to receive retiree health benefits. The estimated value of retiree health benefits, as of December 31, 2013, was $256,000.

Termination without cause/resignation for good reason

If Mr. Gelfond’s employment was terminated without cause or if he were to resign with good reason, all his unvested stock options and RSUs would immediately vest. All Pre-2014 Options would remain exercisable for the remainder of their initial term and (i) the 2014 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2015 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2016 Options would remain exercisable for the shorter of: their original term, and three years.

Prior to the 2014 Agreement, if Mr. Gelfond’s employment were terminated without cause (other than upon a change-in-control), he would not have been entitled to receive any cash compensation other than payments owing under the SERP. Under the 2014 Agreement, effective January 1, 2014, if Mr. Gelfond were terminated without cause or he were to resign for good reason, he would be entitled to receive a pro-rated portion of his bonus.

If Mr. Gelfond’s employment were terminated without cause other than upon a change-in-control as of December 31, 2013, he would have been entitled to an estimated lump sum payment of $19,378,602 reflecting the value of his vested SERP. He would also be entitled to ongoing retiree health benefits, the estimated value of which was $256,000 as of December 31, 2013.

Payments upon a Change-in-Control

Upon a sale of the Company, Mr. Gelfond would be entitled to receive a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). If the sale of the Company would have occurred on December 31, 2013, the Company estimates that the Sale Bonus would have been between $2,611,581 and $6,943,471, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Gelfond would receive a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006. If there had been a change-in-control of the Company on December 31, 2013, the Incentive Bonus would have been $4,232,250, based on the closing price of the Common Shares on that date ($29.48).

In the event of a change-in-control of the Company, Mr. Gelfond’s unvested stock options will immediately vest. In addition, Mr. Gelfond’s benefits under the SERP also would be accelerated and become payable. Upon a change-in-control, Mr. Gelfond is entitled to the recoupment of certain additional benefits under his SERP entitlement. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company. As of December 31, 2013, the value of this recoupment of benefits would have been $3,489,488.

Upon a change-in-control of the Company, the Pre-2014 Options would remain exercisable for the duration of their original term and (i) the 2014 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2015 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2016 Options would remain exercisable for the shorter of: their original term, and three years.

If the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or a cash-out of the stock options (if the acquiring company is not public).

If a change-in-control were to have occurred on December 31, 2013, Mr. Gelfond would have been entitled to receive an estimated payment of between $29,676,449 and $34,008,639, depending on the equity assumptions used in calculating the Sale Bonus. This amount includes the Incentive Bonus, the Sale Bonus, the value of his vested SERP benefit and the recoupment of certain SERP benefits.

Effective January 1, 2014, if Mr. Gelfond’s employment were terminated without cause or if he were to resign with good reason following a change-in-control of the Company, Mr. Gelfond would receive a cash payment equal to $3,900,000 for each grant of the 2015 Options and the 2016 Options that has not been made as of the date of such termination or resignation.

If Mr. Gelfond retired or his employment was terminated in connection with a change-in-control, in addition to the amounts described above, Mr. Gelfond would be entitled to receive retiree health benefits, the estimated value of which was $256,000 as of December 31, 2013.

Mr. Sparacio

Executive Vice President & Chief Financial Officer

Effective January 23, 2012, Mr. Sparacio and the Company amended the terms of his employment agreement, extending the term of his employment agreement through May 14, 2014. Under the terms of the agreement, Mr. Sparacio’s annual base salary was increased to $450,000 effective May 14, 2013. The agreement further provides that Mr. Sparacio is entitled to participate in the Management Bonus Plan and to receive a target annual performance bonus of 35% of his base salary, with the possibility of increasing his bonus to up to 52.5% of his base salary. In addition, Mr. Sparacio has received stock options and RSUs from the Company. Mr. Sparacio’s equity awards outstanding as of December 31, 2013 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. Upon a termination without cause, Mr. Sparacio’s vested stock options would remain exercisable for a period of six months.

For the term of his employment agreement and for two years thereafter, Mr. Sparacio is subject to customary non-solicitation and non-competition provisions. All severance payments payable under Mr. Sparacio’s employment agreement are subject to Mr. Sparacio’s compliance with the non-solicitation and non-competition provisions of his employment agreement.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 15 days of such retirement or resignation.

Termination with cause

        Upon a termination with cause, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 15 days of such termination. In addition, all of Mr. Sparacio’s unexercised stock options and RSUs would be cancelled.

Termination without cause

In the event of a termination without cause (other than upon a change-in-control), Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination. In addition, Mr. Sparacio would continue to receive his base salary, automobile allowance and benefits for the greater of: (i) the remainder of his employment term; and (ii) six months. Mr. Sparacio’s vested stock options would remain exercisable for a period of six months. Under the terms of his employment agreement, Mr. Sparacio is required to mitigate the amount of any severance paid by the Company during the severance period by seeking other employment.

If Mr. Sparacio’s employment had been terminated without cause (other than upon a change-in-control) as of December 31, 2013, he would have been entitled to receive estimated severance payments totaling $250,803, either in the form of continuance or a lump sum payment, at the Company’s election.

Termination without cause upon a Change-in-Control

In the event of a termination without cause upon a change-in-control, Mr. Sparacio would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of termination. In addition, Mr. Sparacio would continue to receive his base salary, a pro-rata portion of the target bonus for the year in which the termination occurred, automobile allowance and benefits for the greater of: (i) the remainder of his employment term; and (ii) 12 months following a change-in-control. Finally, all outstanding unvested stock options would vest immediately.

If Mr. Sparacio’s employment had been terminated without cause upon a change-in-control as of December 31, 2013, he would have been entitled to receive estimated severance payments totaling $654,006, either in the form of continuance or a lump sum payment, at the Company’s election. Mr. Sparacio would have realized an estimated payment of $1,217,479, representing the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs calculated using the December 31, 2013 closing price of the Common Shares.

Mr. Foster

Senior Executive Vice President, IMAX Corporation and Chief Executive Officer, IMAX Entertainment

Under the terms of his employment agreement, which was most recently amended on June 27, 2013, Mr. Foster’s employment term extends through July 1, 2016. Effective July 1, 2013, Mr. Foster receives an annual base salary of $900,000, which is subject to annual review. Mr. Foster is eligible to participate in the Management Bonus Plan, with a target annual performance bonus of 70% of his base salary. In addition, Mr. Foster is entitled to a term life insurance policy in the amount of $3 million for the benefit of a beneficiary designated by Mr. Foster. In addition, for a period of five years beginning in July 2015, the Company will pay premiums of up to $135,000 annually for life insurance for Mr. Foster. Prior to July 2015, the Company will continue to pay premiums of up to $135,000 on life insurance for Mr. Foster. The Company will cease paying the $135,000 annual life insurance premiums on Mr. Foster’s resignation, termination without cause or non-renewal of his employment agreement.

Mr. Foster has also received stock options and RSUs from the Company. Mr. Foster’s equity awards outstanding as of December 31, 2013, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. Unless overridden by specific terms set forth in his employment agreement, Mr. Foster’s stock options and RSUs are governed by the terms of the LTIP or the SOP, as applicable, which is described above in “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Stock Options”. With respect to Mr. Foster’s stock options, in addition to the triggering events set forth in the LTIP and/or the SOP, as applicable, the vesting of Mr. Foster’s stock options accelerate in the event of change-in-control that results in Mr. Gelfond ceasing to be CEO of the Company.

For the term of his employment agreement and for two years thereafter, Mr. Foster is subject to customary non-solicitation and non-competition provisions. All severance payments payable under Mr. Foster’s employment agreement are subject to Mr. Foster’s compliance with the non-solicitation and non-competition provisions of his employment agreement.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Foster is entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his target bonus, and any outstanding premiums owing for the whole life insurance policy described above within 15 days of such resignation or termination. As of December 31, 2013, the estimated value of the outstanding premiums owing for the whole life insurance policy was $132,373.

Termination with cause

If Mr. Foster’s employment were terminated with cause as of December 31, 2013, he would have been entitled to accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay. All of Mr. Foster’s unexercised stock options and RSUs would have been cancelled.

Termination without cause

        In the event Mr. Foster’s employment were terminated without cause, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his minimum bonus, and any outstanding premiums owing for the whole life insurance policy described above within 30 days of his termination. In addition, Mr. Foster would continue to receive his base salary, target bonus and benefits for the greater of: (i) the remainder of his employment term and (ii) twelve months (the “Foster Severance Payments”). Under the terms of his employment agreement, Mr. Foster is required to mitigate the Foster Severance Payments by seeking other employment. On the date Mr. Foster obtains other employment, the remaining Foster Severance Payments, if any, would be reduced by half.

If Mr. Foster’s employment had been terminated without cause as of December 31, 2013, he would have been entitled to receive an estimated payment of $4,751,415. This amount includes $810,000 which is the outstanding premiums owing for the whole life insurance policy and the Foster Severance Payments totaling $3,941,415 either in the form of continuance or a lump sum payment, at the Company’s election.

Termination without cause upon a change-in-control

If Mr. Foster’s employment were terminated without cause upon a change-in-control, Mr. Foster would be entitled to receive within 30 days of the termination his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and a pro-rata portion of his target bonus for the year in which termination occurred, and any outstanding premiums owing for the whole life insurance policy described above. In addition, Mr. Foster would be entitled to receive the Foster Severance Payments.

If Mr. Foster’s employment had been terminated without cause upon a change-in-control as of December 31, 2013, he would have been entitled to receive an estimated payment of $4,751,415. This amount includes $810,000 which is the outstanding premiums owing for the whole life insurance policy and the Foster Severance Payments totaling $3,941,415 either in the form of continuance or a lump sum payment, at the Company’s election.

Mr. Foster also would be entitled to the accelerated vesting of his unvested stock options and RSUs. If Mr. Foster’s employment were terminated without cause upon a change of control and the total value of vested stock options and RSUs granted pursuant to the 2013 Foster Amendment is less than $5 million, then Mr. Foster also would be eligible to receive a cash payment equal to the difference between: (i) the value of Mr. Foster’s vested stock options and RSUs granted pursuant to the 2013 Foster Amendment; and (ii) $5 million. Mr. Foster would have realized a payment of $4,554,846, which consists of the intrinsic value of the accelerated vesting of his unvested, in-the-money stock options and RSUs calculated using the December 31, 2013 closing price of the Common Shares plus an additional cash payment of $3.2 million.

Mr. Welton

President, IMAX Theatres

Under the terms of his employment arrangement with the Company, Mr. Welton is entitled to receive a base salary of Cdn$449,808, which is subject to annual review. Mr. Welton is entitled to participate in the Management Bonus Plan and to receive a target annual performance bonus of 37.5% of his base salary with the possibility of increasing the bonus to up to 52.5% of his base salary. Mr. Welton has received certain stock option and RSU grants from the Company. Mr. Welton’s equity awards outstanding as of December 31, 2013, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year End”. Upon a termination without cause, Mr. Welton’s vested stock options remain exercisable for a period of six months.

Mr. Welton entered into an a non-compete agreement with the Company which contains customary non-solicitation and non-competition provisions for periods of two years and one year, respectively, after the termination of his employment with the Company.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Welton would be entitled to receive compensation under applicable Canadian law, including his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay. Mr. Welton is not contractually entitled to receive severance payments in connection with a termination without cause.

Termination with cause

If Mr. Welton’s employment were terminated with cause as of December 31, 2013, he would have been entitled to compensation under applicable Canadian law, including his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay. All of Mr. Welton’s unexercised stock options and RSUs would have been cancelled. Mr. Welton is not contractually entitled to receive severance payments in connection with a termination with cause.

Termination without cause

If Mr. Welton’s employment were terminated without cause (with or without a change-in-control), Mr. Welton would be entitled to receive the greater of: (i) 18 months of base salary, pro-rated target bonus and car allowance; and (ii) for each year of service up to 24 years, one month’s salary, a pro-rated portion of his target bonus and car allowance (the “Welton Severance Payments”). Mr. Welton would also be entitled to receive healthcare benefits for the duration of the salary continuation period. Mr. Welton is required to mitigate the Welton Severance Payments by seeking other employment. On the date Mr. Welton were to obtain other employment, his healthcare benefits would cease and the remaining Welton Severance Payments, if any, would be reduced by half.

If Mr. Welton’s employment were terminated without cause as of December 31, 2013, he would have been entitled to receive an estimated payment of $925,094. This amount includes Welton Severance Payments totaling $916,146, which includes $8,848 for the estimated value of healthcare benefits for the severance period.

Termination without cause upon a change-in-control

If Mr. Welton’s employment were terminated without cause upon a change of control as of December 31, 2013, he would have been entitled to receive an estimated payment of $2,277,364. This amount includes Welton Severance Payments totaling $925,094, which includes $8,848 for the estimated value of healthcare benefits for the severance period. Mr. Welton also would have realized an estimated payment of $1,352,269, representing the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs calculated using the December 31, 2013 closing price of the Common Shares.

Mr. O’Reilly

Executive Vice President, Sales IMAX Corporation & President, World Wide Sales.

For 2013, Mr. O’Reilly’s annual base salary was Cdn $309,962. Mr. O’Reilly is eligible to participate in the Commission Plans. In addition, Mr. O’Reilly has received stock options and RSUs from the Company. Mr. O’Reilly’s equity awards outstanding as of December 31, 2013, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards”.

Voluntary retirement or resignation; Termination without cause

Upon retirement or resignation, or if Mr. O’Reilly’s employment were terminated without cause, Mr. O’Reilly would be entitled to receive compensation under applicable Canadian law, including his accrued and unpaid salary, commissions, perquisites and business expenses and any outstanding vacation pay. Mr. O’Reilly would also be entitled to receive 50% of his ongoing commission payments, in accordance with the Commission Plans, which, as of December 31, 2013, were estimated to be approximately $712,686 in the aggregate. Mr. O’Reilly is not contractually entitled to receive severance payments in connection with a voluntary retirement or resignation.

Termination with cause

If Mr. O’Reilly’s employment were terminated with cause as of December 31, 2013, he would have been entitled to compensation under applicable Canadian law, including his accrued and unpaid salary, commissions, perquisites and business expenses and any outstanding vacation pay. All of Mr. O’Reilly’s unexercised stock options and RSUs would have been cancelled. Mr. O’Reilly is not contractually entitled to receive severance payments in connection with a termination with cause.

Termination without cause upon a change-in-control

If Mr. O’Reilly’s employment were terminated without cause upon a change of control as of December 31, 2013, Mr. O’Reilly would have realized an estimated payment of $876,250, representing the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs using the December 31, 2013 closing price of the Common Shares. Mr. O’Reilly would also be entitled to receive 50% of his ongoing commission payments, in accordance with the Commission Plans, which, as of December 31, 2013, are estimated to be approximately $712,686 in the aggregate. Mr. O’Reilly is not contractually entitled to receive severance payments in connection with a termination without cause upon a change of control.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

From January to June 2013, the Independent Directors of the Company received Cdn$40,000 per year (or could elect to receive stock options to purchase Common Shares in lieu of this payment) plus Cdn$1,500 for each meeting of the Board of Directors attended in person or by telephone and Cdn$1,200 for each meeting of a Committee of the Board attended in person or by telephone. The Chairman of the Audit Committee received Cdn$8,000 per year. In addition, each of the Independent Directors were granted stock options to purchase 8,000 Common Shares annually, in accordance with the SOP, at an exercise price equal to the fair market value of the Common Shares on the date of grant, and which vested on the date of grant and expire on the earlier of the date which is two years after the termination of the optionee’s service as a director of the Company or seven years after the date of the grant. This directors’ compensation package was approved by the Board of Directors on June 5, 2012.

Mercer was retained by the Compensation Committee in 2013 to assess the competitiveness of current compensation to the Board of Directors. Mercer’s recommendations for changes to the existing levels and mix of compensation were considered by the Company’s Governance Committee and Compensation Committee.

A new compensation structure for the Board of Directors, as described below, was approved by the Board of Directors on June 11, 2013.

        Effective June 11, 2013, the Independent Directors of the Company receive an annual retainer of $50,000. In addition, Committee Chairs, receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; and Governance Committee members receive $5,000.

Each Independent Director is granted an annual grant of RSUs with an aggregate value of $125,000 on the date of the grant that will vest on the date of the grant. The Chairman of the Board is granted an annual grant of RSUs with an aggregate value of $170,000 on the date of the grant that will vest on the date of the grant. Each RSU represents the right to receive one Common Share.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors.

The following table sets forth information relating to compensation of the directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash (1) ($)		Stock Awards (2) ($)		All Other Compensation ($)		Total ($)

Neil S. Braun (3)	61,945		124,988	(4)	Nil		186,933

Eric A. Demirian (5)	59,665		124,988	(4)	Nil		184,653

Garth M. Girvan (6)	36,068		124,988	(4)	Nil		161,056

David W. Leebron (7)	47,249		124,988	(4)	Nil		172,237

Michael Lynne (8)	21,909		124,988	(9)	Nil		146,897

Michael MacMillan (10)	25,000		124,988	(4)	Nil		149,988

I. Martin Pompadur (11)	47,045		124,988	(4)	Nil		172,033

Marc A. Utay (12)	39,386		124,988	(4)	Nil		164,374

Bradley J. Wechsler (13)	215,000	(14)	170,005	(15)	45,874	(16)	430,879

(1)	Includes Board and Committee meeting fees for telephonic and in-person meetings and cash retainers paid to Independent Directors. Meeting and annual fees from January 1, 2013 to June 30, 2013 were earned in Canadian dollars and after July 1, 2013 were earned in US dollars. The Canadian dollar compensation values have been converted to and reported in U.S. dollars using the average of the daily Bank of Canada close rate from January 1 to June 30, 2013.
(2)	As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for the assumptions used to calculate the fair value of the RSUs. Whether, and to what extent, a director realizes value with respect to RSU awards will depend on the Company’s actual operating performance and stock price fluctuations.
(3)	As of December 31, 2013, Mr. Braun held 24,000 stock options to purchase Common Shares in accordance with the SOP.
(4)	The director received a grant of 4,756 RSUs on June 12, 2013. The RSUs vested on June 12, 2013.
(5)	As of December 31, 2013, Mr. Demirian held 34,108 stock options to purchase Common Shares in accordance with the SOP.
(6)	As of December 31, 2013, Mr. Girvan held 65,584 stock options to purchase Common Shares in accordance with the SOP.
(7)	As of December 31, 2013, Mr. Leebron held 77,163 stock options to purchase Common Shares in accordance with the SOP.
(8)	Mr. Lynne joined the Board mid-year, being appointed to the Board at the July 24, 2013 meeting of the Board of Directors.
(9)	Mr. Lynne received a grant of 4,289 RSUs on July 26, 2013. The RSUs vested on July 26, 2013.
(10)	Mr. MacMillan joined the Board mid-year, being elected to the Board at the June 11, 2013 meeting of shareholders.
(11)	As of December 31, 2013, Mr. Pompadur held 34,108 stock options to purchase Common Shares in accordance with the SOP.
(12)	As of December 31, 2013, Mr. Utay held 69,880 stock options to purchase Common Shares in accordance with the SOP.
(13)	As of December 31, 2013, Mr. Wechsler held 274,000 stock options to purchase Common Shares in accordance with the SOP. 250,000 of Mr. Wechsler’s stock options were granted in connection with his prior employment as the Company’s Co-Chief Executive Officer.
(14)	This amount represents the amount paid to Mr. Wechsler pursuant to the services agreement as described below.
(15)	Mr. Wechsler received a grant of 6,469 RSUs in recognition of his position of Chairman of the Board. The RSUs vested on June 12, 2013.
(16)	This amount reflects: (i) $33,734 for personal use of a Company-provided automobile; (ii) $9,139.84 for retiree health benefit premiums; and (iii) $8,640 for the Supplemental Health plan premiums.

        On December 11, 2008, the Company entered into a services agreement with Mr. Wechsler which provides that, effective April 1, 2009, Mr. Wechsler’s employment as Co-CEO was terminated. The services agreement which has been amended from time to time, provides that Mr. Wechsler will serve as Chairman of the Company’s Board of Directors through the earlier of (x) the date on which Mr. Wechsler is not re-appointed as Chairman of the Board, and (y) the date on which the Board of Directors terminates the services agreement. The services agreement was most recently amended as of April 1, 2013. Pursuant to that amendment, effective April 1, 2013, Mr. Wechsler’s compensation for each year served as Chairman increased from $200,000 to $230,000. The services agreement provides that certain other provisions of Mr. Wechsler’s former employment agreement with the Company continue to survive the termination of such employment agreement.

Among the provisions of Mr. Wechsler’s prior employment agreement that survive are those relating to the Sale Bonus and the Incentive Bonus. Upon a sale of the Company, Mr. Wechsler is entitled to receive a cash Sale Bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). As of December 31, 2013, the Sale Bonus was estimated by the Company to be between $2,611,281 and $6,943,471, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Wechsler would receive a cash Incentive Bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006. As of December 31, 2013, the Incentive Bonus would have been $4,232,250, based on the closing price of the Common Shares on that date ($29.48).

Mr. Wechsler participates in the SERP on the same terms as Mr. Gelfond. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of Mr. Wechsler’s best average 60 consecutive months of earnings over his employment history. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Wechsler’s SERP benefits became 100% vested on September 14, 2006 and Mr. Wechsler received a lump sum payment for the remaining benefits in August 2010. Mr. Wechsler remains entitled to a recoupment of certain benefits he previously agreed to be reduced under the SERP upon a change-in-control of the Company. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Wechsler agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company. If there had been a change-in-control of the Company on December 31, 2013, Mr. Wechsler would have been entitled to receive $3,035,172 as a recoupment of such benefits.

The Company has an unfunded retiree health benefit plan covering Mr. Wechsler. The plan provides that the Company will maintain retiree health benefits for Mr. Wechsler until he becomes eligible for Medicare and, thereafter, the Company will provide Medicare supplemental coverage as selected by Mr. Wechsler. As of December 31, 2013, the estimated value of Mr. Wechsler’s retiree health benefits was $191,000.

Effective January 1, 2012, the Company implemented an executive supplemental health reimbursement plan which covers Mr. Wechsler. The plan provides expanded coverage and reimbursement of services not covered by the Company’s medical, dental and vision plans. The Company reimbursed Mr. Wechsler for $8,640 in health premiums in 2013 in connection with this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Pompadur (Chairman), Demirian and Utay, all of whom are Independent Directors. All compensation and renewal of employment decisions for Mr. Gelfond in 2013 were made by the Compensation Committee. Compensation decisions made with respect to Mr. Gelfond’s employment arrangements effective January 1, 2014 were made by the full Board of Directors.

The law firm of McCarthy Tétrault LLP, of which Mr. Girvan, a director of the Company, is a senior partner, provided legal services to the Company on several matters in 2013 and is continuing to provide legal services in 2014. In 2013, the Company paid McCarthy Tétrault approximately $1,081,952 in respect of legal services.

During the fiscal year ended December 31, 2013, no executive officer of the Company served on compensation committees or boards of directors of any other entities that had or have had one or more of its executive officers serving as a member of the Company’s Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to the overall success of the Company. The Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chairman), Braun and Girvan, all of whom are Independent Directors, periodically reviews the Company’s corporate governance practices from time to time, as further described in “Corporate Governance Guidelines” as described below.

Management develops an annual operating plan that is submitted to the Board of Directors for its review and approval prior to implementation. The operating plan includes a presentation of the Company’s objectives, plans and performance standards for the year.

Corporate Governance Guidelines

The Board of Directors operates under the Company’s Corporate Governance Guidelines adopted by the Company’s Board of Directors. The Corporate Governance Guidelines outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•	overseeing the strategic and business planning process(es) within the Company and reviewing, approving and monitoring the annual and long-term operating plans for the Company, including fundamental financial and business strategies and objectives;

•	reviewing and assessing the major risks facing the Company and reviewing, approving and monitoring the Company’s approach to addressing such risks;

•	developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually and developing appropriate succession plans, from time to time; and

•	reviewing and monitoring the controls and procedures within the Company to maintain its integrity, including its disclosure controls and procedures, its internal controls and procedures for financial reporting and its compliance with its Code of Business Conduct and Ethics.

A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.IMAX.com and www.sedar.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of National Instrument 58-101 provides that an independent director is a person other than an officer or employee of the Company, or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and National Instrument 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that Messrs. Braun, Demirian, Girvan, Leebron, Lynne, MacMillan, Pompadur and Utay, representing eight of ten directors, are independent within the meaning of the NYSE; Canadian Securities Regulations; and SEC director independence standards, as currently in effect. The Board of Director’s independence determination was based on information provided by the directors and discussions among the officers and directors.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” under such committee’s independence standards. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Size and Composition

The Company’s articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors with the actual number determined from time to time by resolution of the Board of Directors. At a meeting of the Board of Directors held on July 24, 2013, the Board of Directors passed a resolution increasing the number of directors from 9 to 10 directors. Michael Lynne was subsequently appointed to the Board at the meeting, which increased the size of the Company’s Board of Directors to 10 directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that given the evolving nature of the Company’s business, the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the Independent Directors consider the Board’s size and composition on an annual basis in connection with its annual self-evaluation.

Mr. Wechsler served as Co-Chairman of the Board of Directors along with Mr. Gelfond from June 1999 to March 2009. On April 1, 2009, Mr. Wechsler became sole Chairman of the Board. By virtue of his prior role as Co-CEO, Mr. Wechsler is not an Independent Director. At present, the Company does not have a lead director. The Chairman of the Board provides leadership for the Independent Directors by chairing the executive sessions of the Board as well as reviewing and modifying board meeting agendas to ensure that the Board of Directors may successfully carry out its duties. In addition, the breadth and depth of the experience of the Independent Directors as a whole provides the Board of Directors with important leadership qualities. Given Mr. Wechsler’s prior role in the Company, the Board of Directors has determined that this board composition structure is optimal for the Company because it provides the Company with strong and consistent oversight.

In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a substantial majority of its directors being Independent Directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the Board Committees and their respective chairpersons are comprised entirely of Independent Directors. A number of processes and procedures of the Board of Directors and of the Committees—including regular executive sessions of the Independent Directors, the ability of Independent Directors to contact one another, the CEO and other executive officers at any time, and the annual evaluations of the performance of the CEO against pre-determined and other criteria—provide independent oversight of the CEO’s performance. The Company has also provided instructions for shareholders and other interested parties to communicate directly with the Board of Directors, see “Shareholder Communications” on page 5. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Risk Management

The Board of Directors is responsible for overseeing the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks facing the Company and reviewing, approving and monitoring the Company’s approach to addressing such risks, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include an enterprise risk management program, regular internal management disclosure committee meetings, a Code of Business Conduct and Ethics and Whistle Blower Program, rigorous product quality standards and processes, and a comprehensive internal and external audit process. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s Whistle Blower Program. The Audit Committee members meet separately with the Company’s CEO and representatives of the independent auditing firm a minimum of four times per year.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic and other risks. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of Independent Directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to the effective governance of the Company. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•	manifest the highest integrity and that possess the highest personal and professional ethics;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;

•	have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;

•	exhibit sound business judgment; and

•	are committed to representing the long-term interests of the Company and its shareholders.

Candidates are identified from a number of sources including recommendations from Board members, management, shareholders and others. The Company retained Spencer Stuart & Associates (Canada) Ltd. in 2012 and 2013 to assist with the identification and evaluation of potential nominees for the Company’s Board of Directors. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2015 meeting of shareholders should submit a shareholder proposal made in accordance with the provisions of the CBCA to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary no later than December 23, 2014, or if the proposed amendment to the Company’s By-Law No. 1 regarding Advance Notice Provisions are confirmed by the Company’s shareholders at the Special Meeting, by submitting a timely notice in compliance with the notice procedures set forth in By-Law No.1 to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The Company may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

        The Governance Committee Charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company and tenure of the Board members and of the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors in that it seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills. In evaluating a potential candidate, the Governance Committee will consider that individual’s background, experience and characteristics in the context of the composition of the Board as a whole. The Company believes that having a diverse Board of Directors helps to ensure a variety of points of view, which, in turn, ensures more effective decision-making.

A current copy of the Governance Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2013, the Board of Directors held ten (10) meetings. The Audit Committee held five (5) meetings. The Compensation Committee held eight (8) meetings. The Governance Committee held one (1) meeting. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served during the fiscal year ended December 31, 2013. The Directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. A total of eight (8) such executive sessions of the Board of Directors were held during 2013.

The IMAX Board of Directors does not have a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions which follow Board meetings are usually informal discussions which are often led by the Chairman of the Board or a Chairman of one of the Board Committees, depending on the subjects to be discussed. The Chairman of the Board reviews the matters to be discussed in executive session and determines which board member or Committee Chair is best placed to preside over the executive session.

The following directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2013:

Bradley J. Wechsler	10/10		Garth M. Girvan	10/10		I. Martin Pompadur	9/10
Neil S. Braun	10/10		David W. Leebron	9/10		Marc A. Utay	8/10
Eric A. Demirian	9/10		Michael Lynne	5/5	(2)
Richard L. Gelfond	8/10	(1)	Michael MacMillan	5/6	(3)

(1)	Mr. Gelfond did not attend one meeting of the Board of Directors which was held for the purpose of discussing the CEO’s compensation.
(2)	Mr. Lynne joined the Board mid-year, being appointed to the Board at the July 24, 2013 meeting of the Board of Directors.
(3)	Mr. MacMillan joined the Board mid-year, being elected to the Board at the June 11, 2013 meeting of shareholders.

All of the members of the Audit Committee are Independent Directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four (4) such in camera sessions were held during 2013.

While the Company encourages directors to attend its annual meeting of shareholders, it has no formal policy concerning such attendance. All of the then-current eight (8) directors attended last year’s annual meeting of shareholders.

Committees of the Board

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three specific committees of the Board: the Audit Committee; the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written mandate which sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors.

Audit Committee

        The Audit Committee is currently composed of Messrs. Demirian (Chairman), Braun, and Leebron, each of whom are Independent Directors who meet the independence and other requirements of the NYSE and Canadian National Instrument 52-110 standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing the quality and integrity of the Company’s financial statements and related disclosure, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function, internal controls and procedures and the performance of the independent auditors. Each committee member has experience with various businesses and professions, which are relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by the Company’s financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant, a Chartered Accountant and as a Certified General Accountant, Mr. Demirian serves as the Chair of the Audit Committee. The Audit Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Audit Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. The information in the preceding two sentences shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee meets with the external auditors of the Company, both with and without management present, to review and discuss the Company’s accounting policies, its quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for the Company.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Pompadur (Chairman), Demirian and Utay, all of whom are Independent Directors. The Compensation Committee is responsible for evaluating and making recommendations to the Board of Directors regarding the equity-based and incentive compensation plans, policies and programs of the Company. In addition, the Compensation Committee approves or recommends to the Board of Directors, the compensation package (including components, quantum and timing) for the Company’s CEO, setting of his performance objectives, and an assessment of his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to the Company’s executive officers. The Compensation Committee made recommendations to the Board of Directors with respect to the bonus paid to Mr. Gelfond in respect of 2013. The Compensation Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Compensation Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

The Compensation Committee is responsible for performing the functions required of it under the Company’s equity award plans, including the grant of stock options and RSUs from time to time, which grants are subject to guidelines determined by the Company’s Human Resources department and the Compensation Committee. The Compensation Committee enacts written resolutions from time to time authorizing the grant of stock options.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chairman), Braun and Girvan, all of whom are Independent Directors. The Governance Committee is responsible for monitoring and evaluating the Company’s corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating the Company’s compliance with the law, monitoring and evaluating compliance with the Company’s articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to add value to the Company and to contribute to effective governance of the Company. The Governance Committee operates under a written mandate adopted by the Company’s Board of Directors. A current copy of the Governance Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary.

Mercer was retained by the Compensation Committee in 2013 to assess the competitiveness of current compensation to the Board of Directors. Following consideration by the Compensation and Governance Committees of Mercer’s recommendations for changes to the existing levels and mix of compensation, the Board of Directors approved a new compensation structure for the Board which took effect June 11, 2013.

Orientation and Education

The Company has developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new Board members. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to the Company’s business are provided to the Board of Directors on a periodic basis.

Board and Committee Self-Assessment

Periodically, and at least annually, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness. The input is summarized on a confidential basis and provided to the Chairman of the Board and Chairman of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

        The Board of Directors has not developed a written position description for the Chairman of the Board or for the Chairman of each Committee; however, the Board of Directors is responsible for the appointment of each Chairman of a Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the Board of Directors. The Chairman of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed written position descriptions for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters in which the CEO operates the business of the Company. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of Directors’ interests with those of our shareholders, non-management Directors are expected, in accordance with the Share Ownership Guidelines, to achieve and maintain share ownership of at least two times their annual retainer. Directors subject to the policy will have to satisfy the guidelines within four years of becoming subject to the policy (or plan inception, if later). As of April 10, 2014, all of the non-management Directors had met the share ownership guidelines within the required time frame.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics applicable to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller and all other persons performing similar functions, and all directors and consultants. Any incidence or reports made in connection with potential violation of the Code of Business Conduct and Ethics are reported to the Audit Committee through i) the Whistle Blower hotline, or ii) the Company’s internal audit function. The code is distributed to applicable individuals on commencement of service, and annually thereafter, who are required to acknowledge receipt, read and agree to abide by the code. A current copy of the Code of Business Conduct and Ethics is available, without charge, at www.IMAX.com or upon written request to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.IMAX.com.

NON-GAAP FINANCIAL MEASURES

The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on its net income. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $80.0 million on December 31, 2013, which increases to $90.0 million on December 31, 2014, and $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.25:1 on December 31, 2013, which requirement decreases to 2.0:1 on December 31, 2014, and 1.75:1 on December 31, 2015. The ratio of total debt to EBITDA was nil:1 as at December 31, 2013, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $nil. EBITDA is calculated as follows:

	For the 3 months ended December 31, 2013	For the 12 months ended December 31, 2013
(In thousands of U.S. Dollars)
Net income	$27,829	$44,115
Add:
Loss from equity-accounted investments	1,759	2,757
Provision for income taxes(1)	9,906	16,470
Interest expense, net of interest income	321	1,290
Depreciation and amortization, including film asset amortization	8,011	36,685
Write-downs, net of recoveries and receivable provisions	1,057	1,336
Stock and other non-cash compensation	3,337	12,685
Gain on curtailment of postretirement benefits	—	(2,185)

Adjusted EBITDA	$52,220	$113,153

(1)	Includes a tax recovery in discontinued operations of less than $0.1 million and $0.2 million for the three and twelve months ended December 31, 2013, respectively.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations—Quarter Ended December 31, 2013 vs. 2012:

The Company reported net income of $27.8 million or $0.41 per basic share and $0.40 per diluted share for the fourth quarter of 2013 as compared to $12.9 million or $0.20 per basic share and $0.19 per diluted share for the fourth quarter of 2012. Net income for the quarter includes a $3.2 million charge or $0.04 per diluted share (2012—$2.9 million or $0.04 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $30.8 million or $0.44 per diluted share in the fourth quarter of 2013 as compared to adjusted net income of $15.7 million or $0.23 per diluted share for the fourth quarter of 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended December 31, 2013		Three Months Ended December 31, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported	$27,829	$0.40	$12,883	$0.19
Adjustments:
Stock-based compensation	3,156	0.04	2,861	0.04
Tax impact on item listed above	(185)	—	(74)	—

Adjusted	$30,800	$0.44	$15,670	$0.23

Weighted average diluted shares outstanding		69,334		68,281

Adjusted Net Income and Adjusted Diluted Per Share Calculations—Year Ended December 31, 2013 vs. 2012:

The Company reported net income of $44.1 million or $0.66 per basic share and $0.64 per diluted share for the year ended December 31, 2013 as compared to net income of $41.3 million or $0.63 per basic share and $0.61 per diluted share for the year ended December 31, 2012. Net income for the year ended December 31, 2013 includes an $11.9 million charge or $0.17 per diluted share (2012—$13.1 million or $0.19 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $55.7 million or $0.81 per diluted share for the year ended December 31, 2013 as compared to adjusted net income of $54.3 million or $0.80 per diluted share for the year ended December 31, 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income	$44,115	$0.64	$41,337	$0.61
Add:
Stock-based compensation	11,928	0.17	13,113	0.19
Tax impact on items listed above	(344)	—	(160)	—

Adjusted net income	$55,699	$0.81	$54,290	$0.80

Weighted average diluted shares outstanding		68,961		67,933

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the 3 months ended December 31, 2013	For the 12 months ended December 31, 2013
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$22,058	$55,033
Net cash (used in) investing activities	(15,435)	(42,277)

Free cash flow	$6,623	$12,756

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director or executive officer of the Company, or any security holder of record as of the date of this Circular who owned, of record or to the Company’s knowledge, more than 5% of the Company’s outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

The law firm of McCarthy Tétrault LLP, of which Mr. Girvan, a director of the Company, is a senior partner, provided legal services to the Company on several matters in 2013 and is continuing to provide legal services in 2014. In 2013, the Company paid McCarthy Tétrault approximately $1,081,952 in respect of legal services.

Patricia Keighley is the spouse of David Keighley, who is an executive officer of the Company. Ms. Keighley, Senior Vice President of the Company and Managing Director of IMAX Post/DKP Inc., a wholly-owned subsidiary of the Company, has been employed by the Company since February 1988. Ms. Keighley received compensation of approximately $232,014 in respect of 2013.

Andrew Cripps, an executive officer of the Company, joined the Company on February 27, 2012 as Executive Vice President and President, EMEA. Prior to joining the Company, Mr. Cripps served as President of Paramount Pictures International (“PPI”). During 2011, in his prior role as President of PPI, Mr. Cripps provided final approval with respect to the release by PPI of 7 IMAX films: Thor: An IMAX 3D Experience; Kung Fu Panda 2: An IMAX 3D Experience; Super 8: The IMAX Experience; Transformers: Dark of the Moon: An IMAX 3D Experience; Cowboys & Aliens: The IMAX Experience; Puss in Boots: An IMAX 3D Experience and Mission: Impossible—Ghost Protocol: The IMAX Experience. These seven (7) films grossed an aggregate of $94.6 million at the box office outside of North America. As Executive Vice President and President, EMEA, Mr. Cripps will be overseeing the expansion of the Company’s theater network and the distribution of IMAX DMR films in the EMEA.

On May 5, 2008, the Company entered into a Securities Purchase Agreement (the “Douglas Agreement”) with K&M Douglas Trust, Douglas Family Trust, James Douglas and Jean Douglas Irrevocable Descendants’ Trust and James E. Douglas III (collectively, the “Douglas Group”), pursuant to which the Company agreed to sell and the Douglas Group agreed to purchase 2,726,447 Common Shares (the “Douglas Shares”) for aggregate consideration of $18 million or approximately $6.60 per share (the equivalent of the average of the closing price of the Company’s Common Shares over the five trading days immediately preceding the date of the Douglas Agreement). The private placement closed on May 8, 2008. The Douglas Group, which currently owns 13.5% of the outstanding Common Shares, agreed to a five-year standstill with the Company whereby it will refrain from certain activities, including: (i) increasing its percentage ownership in the Company; (ii) seeking to influence the management of the Company or soliciting proxies; (iii) entering into fundamental or change-in-control transactions with respect to the Company; and (iv) selling or transferring any Common Shares to a person or group that would own 5% or more of the Common Shares following such sale or transfer. In January 2011, the Company filed a registration statement on Form S-3 to register the resale of the Douglas Shares, which expired without the Douglas Group selling any shares thereunder. In February 2014, the Company filed a new registration statement on Form S-3 to replace the expired registration statement. The Company has agreed to maintain the effectiveness of the registration statement, subject to permitted suspensions, until the Douglas Group has sold, or may sell without restriction, the Douglas Shares.

The Company, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively “WP”), and Messrs. Gelfond and Wechsler entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders’ agreement. Though numerous provisions of the Registration Rights Agreement were terminated in 2002 when WP ceased to be a shareholder of the Company, each of Messrs. Gelfond and Wechsler retain the right to cause the Company to use its best efforts to register their securities under the 1933 Act. Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever the Company proposes to register any securities under the 1933 Act, other than the registration of securities pursuant to an initial public offering or the registration of securities on Form S-4 or S-8 under the 1933 Act or filed in connection with an exchange offer or an offering of securities solely to the Company’s existing shareholders.

        Messrs. Gelfond and Wechsler and certain other shareholders of the Company entered into another shareholders’ agreement on January 3, 1994 as amended on March 1, 1994 which includes, among other things, registration rights, tag along rights and drag along rights.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, the Company requires that its directors, nominees for director and executive officers identify to the Board of Directors, transactions and/or relationships which could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer or other related person would have a material interest, such transaction is reviewed, in advance, by the Company’s General Counsel and Chief Compliance Officer to ensure compliance with the Company’s Code of Business Conduct and Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K. Currently, the Company does not have a formal written policy governing transactions with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director must recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors. The minutes of the Board of Directors’ meeting would reflect the nature of the interest disclosed and the fact of the recusal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2013.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2013 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relates to the accountant’s independence from the Company and related entities) and has discussed with PwC their independence from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2013.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 10, 2014	Respectfully submitted,

Eric A. Demirian (Chairman)
Neil S. Braun
David W. Leebron

AVAILABLE INFORMATION

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.IMAX.com or by calling Investor Relations at 212-821-0100. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Circular and Proxy Statement to each shareholder entitled to receive notice of the Special Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

DATED at Mississauga, Ontario, Canada, April 10, 2014.

/s/ G. Mary Ruby

G. MARY RUBY
Chief Administrative Officer & Corporate Secretary

APPENDIX “A”

RESOLVED that By-Law No. 1 of the Corporation be repealed and replaced with the following:

BY-LAW NO. 1

IMAX CORPORATION

A by-law regulating generally the transaction of the business and affairs of IMAX Corporation.

Section 1

INTERPRETATION

1.1	Definitions. In this by-law, which may be cited as the By-law, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, R.S.C. 1985, C. 44 and any statute that may be substituted therefor, as from time to time amended;

“Articles” includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival of the Corporation;

“Board” means the Board of Directors of the Corporation;

“Corporation” means IMAX Corporation;

“meeting of shareholders” means any meeting of shareholders including an annual meeting and a special meeting;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are two or more; and in the case of a director, officer or auditor, his latest address as recorded in the records of the Corporation.

1.2	Construction. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, executors, administrators, legal representatives, and unincorporated organizations and any number or aggregate of persons.

Section 2

MEETINGS OF SHAREHOLDERS

2.1	Meetings of Shareholders. The annual meeting of shareholders shall be held in each year on a date to be determined by the Board. The Board, the Chairman, a Vice-Chairman, the Chief Executive Officer, may call a special meeting of shareholders, at any time.

2.2	Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers who is present at the meeting: the Chairman, the Chief Executive Officer, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to act as chairman. The secretary of any meeting of shareholders shall be the Secretary of the Corporation. If the Secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chairman may appoint one or more persons who need not be shareholders to act as scrutineers at the meeting.

2.3	Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles to be present. Any other person may be admitted with the consent of the meeting or of the chairman of the meeting.

2.4	Quorum. Except as otherwise provided in the Articles, a quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder and together holding or representing by proxy not less than 33-1/3% of the outstanding shares of the Corporation entitled to be voted at the meeting.

2.5	Procedures at Meetings. The Board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chairman of a meeting may determine the procedures of the meeting in all respects.

Section 3

DIRECTORS

3.1	Number of Directors; Filling Vacancies. Subject to the Act and the Articles the number of directors of the Corporation may be fixed from time to time by resolution of the Board, and any vacancies on the Board, whether arising due to an increase in the number of directors or otherwise, may be filled by the Board.

3.2	Term of Office. Subject to Section 3.3 hereof, each director shall be elected for a term as provided in the Articles.

3.3	Qualification of Directors. In addition to the disqualifications provided for in the Act, a director who is a salaried officer of the Corporation other than the Chief Executive Officer, the Chairman, or a Vice-Chairman, shall cease to hold office as a director when he ceases to be a salaried officer of the Corporation.

3.4	Quorum. A majority of the directors holding office at any particular time shall constitute a quorum of the Board.

3.5	Meeting Following Annual Meeting. The Board shall meet without notice as soon as practicable after each annual meeting of shareholders to transact such business as may come before the meeting and to appoint by election:

(1)	the Chairman;
(2)	the Chief Executive Officer;
(3)	the Secretary;
(4)	one or more Vice-Presidents; and
(5)	such other officers as the Board chooses to appoint.

Each of the officers appointed by the Board, whether at the meeting of the Board after the annual meeting of shareholders or at any other meeting shall perform such duties and have such powers as are customarily performed and held by such officers, subject to any limitations or specific duties required to be performed or specific powers bestowed by the Board from time to time.

3.6	Other Meetings of the Board. Meetings of the board shall be held from time to time at a date, time and place determined by the Chairman, a Vice-Chairman or any two of the directors, provided however, that other than for regular quarterly meetings of the board and the meeting following the annual meeting of shareholders.

3.7	Notice of Meeting. Notice of the time and place of each meeting of the Board requiring notice shall be given to each director not less than forty-eight (48) hours before the time at which the meeting is to be held.

3.8	Chairman. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers who is present at the meeting: the Chairman, the Chief Executive Officer, a Vice-Chairman or a Vice-President who is a director of the Corporation. If no such officer is present, the directors present shall choose one of their number to act as chairman.

3.9	Votes to Govern. Subject to the Articles and this by-law at all meetings of the Board, every question shall be decided by a majority of the votes cast. The chairman of any meeting may vote as a director and, in the event of an equality of votes, the chairman shall not be entitled to a second or casting vote.

3.10	Remuneration. No director who is a salaried officer of the Corporation shall be entitled to any remuneration for the performance of his duties as a director. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

3.11	Interest of Directors and Officers Generally in Contracts. No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.

Section 4

ADVANCE NOTICE PROVISION

4.1	Nomination of Directors. Except as otherwise provided by applicable law, the Articles or the by-laws of the Corporation, only persons who are nominated in accordance with the following procedures will be eligible for election as a director of the Corporation. Nominations of a person for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act, or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for in Section 4.1(a) below and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and (ii) who provides timely notice in proper written form to the Secretary of the Corporation in accordance with this Section 4.1:

(a)	to be timely, a Nominating Shareholder’s notice must be made and received at the Headquarters of the Corporation:

(i)	in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 50 days after the date (the “Notice Date”) on which the first Public Announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made.

(b)	in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in Section 4.1(a)(i) or (ii), as applicable.

(c)	to be in proper written form, a Nominating Shareholder’s notice must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(1)	the name, age, business address and residential address of the person;
(2)	the principal employment of the person;
(3)	the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed, or which are owned beneficially or of record, by such person as of the record date for the meeting of shareholders (if such record date shall have occurred) and as of the date of such notice;
(4)	a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting jointly or in concert therewith, on the one hand, and such nominee, and his or her respective associates, or others acting jointly or in concert therewith, on the other hand;
(5)	a written consent of the nominee to act as a director of the Corporation, in the form provided by the Secretary of the Corporation; and
(6)	any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws; and

(ii)	as to the Nominating Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(1)	the name and address of such Nominating Shareholder, as they appear on the Corporation’s securities register, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting jointly or in concert therewith;
(2) (A)	the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed by, or which are owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting jointly or in concert therewith;

(B)	any instrument, agreement, understanding, security or exchange contract which is directly or indirectly, controlled or directed by, or which is owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or others acting jointly or in concert with any of them and which is derived from any security of the Corporation or any of its principal competitors;
(C)	any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder or beneficial owner, if any, has a right to vote any class or series of shares of the Corporation;
(D)	any direct or indirect interest of such Nominating Shareholder or beneficial owner, if any, in any contract arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates, or with any principal competitor of the Corporation; and
(E)	any other information that would be required to be reported on an early warning report filed with the Ontario Securities Commission or on a Schedule 13D filed with the U.S. Securities and Exchange Commission.

(iii)	any other information that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act or applicable securities laws; and

(iv)	a statement of whether either such Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d)	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 4.1. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(e)	For purposes of this Section 4.1, “Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or on the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov/edgar.shtml.

(f)	Notwithstanding any other provision of the By-laws of the Corporation, notice given to the Secretary of the Corporation pursuant to this Section 4.1 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of the notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary at the address of the Headquarters of the Corporation; provided that if such delivery or electronic communication is made on a day which is a non-business day or later than 5:00 p.m. (Eastern Time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(g)	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement of this Section 4.1.

Section 5

COMMITTEES

5.1	Committees. The Board shall, from time to time, appoint members of an audit, compensation, governance and nominating committees and such additional committees as it deems necessary and, subject to the Act, delegate to the committees such powers of the Board and assign to the committees such duties, as the Board considers appropriate.

5.2	Composition of Committees. To the extent required by regulatory requirements applicable to the Corporation, all of the members of the audit, compensation, governance and nominating committees shall be directors who are independent directors for the purposes of such regulatory requirements applicable to the Corporation.

5.3	Operation of Committees. In the case of each committee, a majority of members holding office at any particular time shall constitute a quorum for the transaction of business at that time. The Board shall appoint a chairman of each committee. Each committee shall meet at the call of its chairman, on not less than forty-eight (48) hours’ notice to each member of the committee prior to the date on which the meeting is to be held. All acts or proceedings of any committee shall be reported to the Board at or before the next meeting thereof.

Section 6

THE TRANSACTION OF BUSINESS

6.1	Execution of Instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. Contracts, documents or instruments in writing that are to be signed by hand may be signed electronically. The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

6.2	Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

Section 7

DIVIDENDS

7.1	Dividends. The Board may from time to time declare dividends payable to shareholders according to their respective rights.

7.2	Dividend Payment. A dividend payable in money may be paid by cheque, wire transfer or any other electronic means, drawn on the Corporation’s bankers, or one of them, to the order of each registered holder of shares of a class or series in respect of which the dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at his recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The Corporation may pay a dividend by cheque to a registered holder or to joint holders other than in the manner herein set out, if the registered holder or joint holders so request.

7.3	Idem. The Corporation may, when so directed by a registered holder of a share in respect of which a dividend in money has been declared, pay the dividend in the manner so directed.

7.4	Non-receipt or Loss of Dividend Cheques. In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of entitlement as the Board or the Vice-President in charge of finance may from time to time prescribe, whether generally or in a particular case.

Section 8

PROTECTION OF DIRECTORS AND OFFICERS

8.1	Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

8.2	Indemnity of Others. Except as otherwise required by the Act and subject to paragraph 7.1, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

8.3	Right of Indemnity Not Exclusive. The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

8.4	No Liability of Directors or Officers for Certain Matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Section 9

MISCELLANEOUS

9.1	Omissions and Errors. The accidental omission to give any notice to any shareholder, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting to which the notice related.

9.2	Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register.

9.3	Waiver of Notice. A shareholder, proxyholder, director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

9.4	Invalidity of any Provisions of this By-law. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

Section 10

REPEAL

10.1	Repeal. By-Law No. 1 of the Corporation adopted and confirmed by the shareholders of the Corporation on June 11, 2013 is repealed on the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law of the Corporation or its predecessors or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under the by-law so repealed shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.

PRELIMINARY COPY Definitive Copies are intended to be released to security holders on April 22, 2014.

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

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This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 2:00 p.m., Eastern Time, on May 29, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.computershare.com/eDelivery and clicking on “eDelivery Signup”.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

11MA14075_0116DA

+	+

Appointment of Proxyholder
Ruby The undersigned common shareholder of IMAX Corporation (the “Company”) hereby appoints Richard L. Gelfond, failing whom, Robert D. Lister, failing whom, G. Mary Ruby	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of IMAX CORPORATION to be held at [location] on June 2, 2014 at 2:00 p.m. and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold

01. Neil S. Braun	☐	☐	02. Eric A. Demirian	☐	☐	_ . _ Fold

03. Richard L. Gelfond	☐	☐	04. Garth M. Girvan	☐	☐

05. David W. Leebron	☐	☐	06. Michael Lynne	☐	☐

07. Michael MacMillan	☐	☐	08. I. Martin Pompadur	☐	☐

09. Marc A. Utay	☐	☐	10. Bradley J. Wechsler	☐	☐

	For	Against	Withhold

2. Appointment of Auditors – In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration. Note: Voting Withhold is the equivalent to voting Abstain.	☐	☐	☐

	For	Against	Withhold

3. Amendment to By-Law No. 1 – In respect of the confirmation of certain amendments to By-Law No. 1 of the Company as outlined in Appendix “A” to the Proxy Circular and Proxy Statement. Note: Voting Withhold is the equivalent to voting Abstain.	☐	☐	☐
_ . _ Fold

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting.

If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

DD / MM / YY

Interim Financial Statements – Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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11MA14075_0116FC